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                                CREDIT AGREEMENT



                                      AMONG



                           SAFEGUARD SCIENTIFICS, INC.
                      SAFEGUARD SCIENTIFICS (DELAWARE) INC.

                                       AND

                         PNC BANK, NATIONAL ASSOCIATION

                                       AND

                            THE OTHER LENDERS NOW OR
                            HEREAFTER A PARTY HERETO




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

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

Article 1.     DEFINITIONS.. . . . . . . . . . . . . . . . . . . . . . . . .   2
     Section 1.1    TERMS DEFINED. . . . . . . . . . . . . . . . . . . . . .   2
     Section 1.2    DIRECTLY OR INDIRECTLY.. . . . . . . . . . . . . . . . .   8
     Section 1.3    ACCOUNTING TERMS; TEST GROUP.. . . . . . . . . . . . . .   8

Article 2.     AMOUNT AND TERMS OF LOAN; COLLATERAL. . . . . . . . . . . . .   9
     Section 2.1    REVOLVING LOAN.. . . . . . . . . . . . . . . . . . . . .   9
     Section 2.2    CHANGES IN REVOLVING LOAN COMMITMENT.. . . . . . . . . .  14
     Section 2.3    NOTICES. . . . . . . . . . . . . . . . . . . . . . . . .  14
     Section 2.4    FEES.. . . . . . . . . . . . . . . . . . . . . . . . . .  14
     Section 2.5    BORROWINGS.. . . . . . . . . . . . . . . . . . . . . . .  15
     Section 2.6    USE OF PROCEEDS OF LOAN. . . . . . . . . . . . . . . . .  16
     Section 2.7    PAYMENT OF LOAN. . . . . . . . . . . . . . . . . . . . .  16
     Section 2.8    INTEREST.. . . . . . . . . . . . . . . . . . . . . . . .  17
     Section 2.9    NOTES. . . . . . . . . . . . . . . . . . . . . . . . . .  21
     Section 2.10   COMPUTATIONS; APPLICATION OF PAYMENTS. . . . . . . . . .  21
     Section 2.11   MINIMUM AMOUNTS OF BORROWINGS. . . . . . . . . . . . . .  22
     Section 2.12   SET-OFF. . . . . . . . . . . . . . . . . . . . . . . . .  22
     Section 2.13   PREPAYMENT.. . . . . . . . . . . . . . . . . . . . . . .  22
     Section 2.14   COLLATERAL.. . . . . . . . . . . . . . . . . . . . . . .  22
     Section 2.15   VALUATION OF COLLATERAL COVERAGE
                    SECURITIES; SALE.. . . . . . . . . . . . . . . . . . . .  23

Article 3.     REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . .  23
     Section 3.1    ORGANIZATION.. . . . . . . . . . . . . . . . . . . . . .  23
     Section 3.2    POWER, AUTHORITY, CONSENTS.. . . . . . . . . . . . . . .  24
     Section 3.3    NO VIOLATION OF LAW OR AGREEMENTS. . . . . . . . . . . .  24
     Section 3.4    DUE EXECUTION, VALIDITY, ENFORCEABILITY. . . . . . . . .  25
     Section 3.5    PROPERTIES, PRIORITY OF LIENS. . . . . . . . . . . . . .  25
     Section 3.6    JUDGMENTS, ACTIONS, PROCEEDINGS. . . . . . . . . . . . .  25
     Section 3.7    NO DEFAULTS. . . . . . . . . . . . . . . . . . . . . . .  26
     Section 3.8    BURDENSOME DOCUMENTS.. . . . . . . . . . . . . . . . . .  26
     Section 3.9    FINANCIAL STATEMENTS.. . . . . . . . . . . . . . . . . .  26
     Section 3.10   TAX RETURNS. . . . . . . . . . . . . . . . . . . . . . .  26
     Section 3.11   INTANGIBLE ASSETS. . . . . . . . . . . . . . . . . . . .  27
     Section 3.12   NAME CHANGES.. . . . . . . . . . . . . . . . . . . . . .  27
     Section 3.13   FULL DISCLOSURE. . . . . . . . . . . . . . . . . . . . .  27
     Section 3.14   ERISA. . . . . . . . . . . . . . . . . . . . . . . . . .  28
     Section 3.15   EMPLOYEE GRIEVANCES. . . . . . . . . . . . . . . . . . .  29
     Section 3.16   INDEBTEDNESS.. . . . . . . . . . . . . . . . . . . . . .  29
     Section 3.17   INVESTMENT COMPANY.. . . . . . . . . . . . . . . . . . .  30

Article 4.     THE CLOSINGS; CONDITIONS TO THE LOAN. . . . . . . . . . . . .  30
     Section 4.1    THE CLOSING. . . . . . . . . . . . . . . . . . . . . . .  30

     Section 4.2    CONDITIONS TO INITIAL ADVANCE. . . . . . . . . . . . . .  30
     Section 4.3    CONDITIONS TO SUBSEQUENT ADVANCES. . . . . . . . . . . .  32

Article 5.     DELIVERY OF FINANCIAL REPORTS, DOCUMENTS
               AND OTHER INFORMATION.. . . . . . . . . . . . . . . . . . . .  32
     Section 5.1    ANNUAL FINANCIAL STATEMENTS. . . . . . . . . . . . . . .  32
     Section 5.2    QUARTERLY FINANCIAL STATEMENTS.. . . . . . . . . . . . .  33
     Section 5.3    ADDITIONAL INFORMATION.. . . . . . . . . . . . . . . . .  33
     Section 5.4    NO DEFAULT CERTIFICATE.. . . . . . . . . . . . . . . . .  34
     Section 5.5    COPIES OF OTHER REPORTS. . . . . . . . . . . . . . . . .  34
     Section 5.6    COPIES OF DOCUMENTS. . . . . . . . . . . . . . . . . . .  34
     Section 5.7    NOTICE OF DEFAULTS.. . . . . . . . . . . . . . . . . . .  34
     Section 5.8    ERISA NOTICES. . . . . . . . . . . . . . . . . . . . . .  35

Article 6.     COVENANTS.. . . . . . . . . . . . . . . . . . . . . . . . . .  35
     Section 6.1    PAYMENT OF TAXES AND CLAIMS. . . . . . . . . . . . . . .  35
     Section 6.2    MAINTENANCE OF PROPERTIES, INSURANCE, RECORDS AND
                    CORPORATE EXISTENCE; INSPECTIONS AND AUDITS; ETC.. . . .  36
     Section 6.3    INDEBTEDNESS.. . . . . . . . . . . . . . . . . . . . . .  37
     Section 6.4    LIENS. . . . . . . . . . . . . . . . . . . . . . . . . .  38
     Section 6.5    GUARANTIES.. . . . . . . . . . . . . . . . . . . . . . .  39
     Section 6.6    INVESTMENTS AND LOANS. . . . . . . . . . . . . . . . . .  40
     Section 6.7    CONSOLIDATION AND MERGER.. . . . . . . . . . . . . . . .  40
     Section 6.8    TANGIBLE NET WORTH.. . . . . . . . . . . . . . . . . . .  40
     Section 6.9    FUNDED DEBT TO TANGIBLE NET WORTH. . . . . . . . . . . .  41
     Section 6.10   INTEREST COVERAGE RATIO. . . . . . . . . . . . . . . . .  41
     Section 6.11   CHANGE OF BUSINESS; SALE OF ASSETS.. . . . . . . . . . .  41
     Section 6.12   LEASES.. . . . . . . . . . . . . . . . . . . . . . . . .  41
     Section 6.13   ISSUANCE OF STOCK. . . . . . . . . . . . . . . . . . . .  41
     Section 6.14   FISCAL YEAR. . . . . . . . . . . . . . . . . . . . . . .  42
     Section 6.15   [INTENTIONALLY OMITTED]. . . . . . . . . . . . . . . . .  42
     Section 6.16   ERISA COMPLIANCE; OBLIGATIONS. . . . . . . . . . . . . .  42
     Section 6.17   PREPAYMENTS. . . . . . . . . . . . . . . . . . . . . . .  42
     Section 6.18   GUARANTEES OF NEWLY ACQUIRED SUBSIDIARIES. . . . . . . .  43
     Section 6.19   LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . .  43
     Section 6.20   DISPOSITIONS.. . . . . . . . . . . . . . . . . . . . . .  43

Article 7.     EVENTS OF DEFAULT; REMEDIES.. . . . . . . . . . . . . . . . .  43
     Section 7.1    PAYMENTS.. . . . . . . . . . . . . . . . . . . . . . . .  44
     Section 7.2    COVENANTS. . . . . . . . . . . . . . . . . . . . . . . .  44
     Section 7.3    OTHER COVENANTS. . . . . . . . . . . . . . . . . . . . .  44
     Section 7.4    OTHER DEFAULTS.. . . . . . . . . . . . . . . . . . . . .  44
     Section 7.5    REPRESENTATIONS AND WARRANTIES.. . . . . . . . . . . . .  45
     Section 7.6    BANKRUPTCY.. . . . . . . . . . . . . . . . . . . . . . .  45
     Section 7.7    JUDGMENTS. . . . . . . . . . . . . . . . . . . . . . . .  46
     Section 7.8    ERISA. . . . . . . . . . . . . . . . . . . . . . . . . .  46
     Section 7.9    LIENS. . . . . . . . . . . . . . . . . . . . . . . . . .  46
     Section 7.10   OWNERSHIP. . . . . . . . . . . . . . . . . . . . . . . .  46
     Section 7.11   REMEDIES.. . . . . . . . . . . . . . . . . . . . . . . .  46

Article 8.     THE AGENT.. . . . . . . . . . . . . . . . . . . . . . . . . .  47
     8.1       APPOINTMENT AND AUTHORIZATION . . . . . . . . . . . . . . . .  48
     8.2       GENERAL IMMUNITY. . . . . . . . . . . . . . . . . . . . . . .  48
     8.3       CONSULTATION WITH COUNSEL . . . . . . . . . . . . . . . . . .  48
     8.4       DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .  48
     8.5       RIGHTS AS A LENDER. . . . . . . . . . . . . . . . . . . . . .  49
     8.6       RESPONSIBILITY OF AGENT . . . . . . . . . . . . . . . . . . .  49
     8.7       COLLECTIONS AND DISBURSEMENTS . . . . . . . . . . . . . . . .  49
     8.8       INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . .  50
     8.9       EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     8.10      NO RELIANCE . . . . . . . . . . . . . . . . . . . . . . . . .  51
     8.11      REPORTING . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     8.12      REMOVAL OF AGENT. . . . . . . . . . . . . . . . . . . . . . .  52
     8.13      ACTION ON INSTRUCTIONS OF LENDERS . . . . . . . . . . . . . .  52
     8.14      SEVERAL OBLIGATIONS . . . . . . . . . . . . . . . . . . . . .  52
     8.15      CONSENT OF LENDERS. . . . . . . . . . . . . . . . . . . . . .  52
     8.16      PARTICIPATION AND ASSIGNMENTS . . . . . . . . . . . . . . . .  54
     8.17      OTHER CREDIT FACILITIES OF LENDERS. . . . . . . . . . . . . .  54

Article 9.     MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . .  55
     Section 9.1    FEES AND EXPENSES. . . . . . . . . . . . . . . . . . . .  55
     Section 9.2    TAXES. . . . . . . . . . . . . . . . . . . . . . . . . .  56
     Section 9.3    PAYMENTS.. . . . . . . . . . . . . . . . . . . . . . . .  56
     Section 9.4    SURVIVAL OF AGREEMENTS AND REPRESENTATIONS; WAIVER OF
                    TRIAL BY JURY. . . . . . . . . . . . . . . . . . . . . .  57
     Section 9.5    LIEN ON AND SET-OFF OF DEPOSITS. . . . . . . . . . . . .  57
     Section 9.6    MODIFICATIONS, CONSENTS AND WAIVERS;
                    ENTIRE AGREEMENT.. . . . . . . . . . . . . . . . . . . .  57
     Section 9.7    REMEDIES CUMULATIVE. . . . . . . . . . . . . . . . . . .  58
     Section 9.8    FURTHER ASSURANCES.. . . . . . . . . . . . . . . . . . .  58
     Section 9.9    NOTICES. . . . . . . . . . . . . . . . . . . . . . . . .  58
     Section 9.10   COUNTERPARTS.. . . . . . . . . . . . . . . . . . . . . .  61
     Section 9.11   CONSTRUCTION; GOVERNING LAW; JURISDICTION. . . . . . . .  61
     Section 9.12   SEVERABILITY.. . . . . . . . . . . . . . . . . . . . . .  61
     Section 9.13   BINDING EFFECT; NO ASSIGNMENT OR DELEGATION. . . . . . .  62
     Section 9.14   JOINT AND SEVERAL OBLIGATIONS. . . . . . . . . . . . . .  62
     Section 9.15   THIRD PARTY. . . . . . . . . . . . . . . . . . . . . . .  63

                                CREDIT AGREEMENT


     AGREEMENT made as of this 13th day of September, 1996, by and among SAFEGUARD SCIENTIFICS, INC., a Pennsylvania corporation ("SSI" or a "Borrower"), and SAFEGUARD SCIENTIFICS (DELAWARE) INC., a Delaware corporation ("SSD" or a "Borrower" and, collectively with SSI, the "Borrowers"), PNC BANK, NATIONAL ASSOCIATION and the other lending institutions listed from time to time on Schedule A attached hereto and incorporated herein that are parties to this Agreement (collectively, "Lenders" and singly, a "Lender"), PNC BANK, NATIONAL ASSOCIATION, a national banking association, as issuer of letters of credit hereunder (in such capacity, "Issuer"), and PNC BANK, NATIONAL ASSOCIATION, as administrative and collateral agent for the Issuer and Lenders hereunder (in such capacity, "Agent").

     The Borrowers have requested Lenders to establish a certain secured credit facility, and Lenders are willing to do so under and subject to the terms hereof.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

Article 1.     DEFINITIONS.

     Section 1.1    TERMS DEFINED.

     As used in this Agreement, the following terms shall have the following respective meanings set forth below or set forth in the section referred to following such term:

     "Advance" - as defined in Section 2.1 hereof.

     "Business Day" - any day other than Saturday, Sunday or any other day on which commercial banks in Pennsylvania are authorized or required to close under the laws of the Commonwealth of Pennsylvania or by executive order.

     "Capitalized Lease Obligations" - as to any Person, any obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under generally accepted accounting principles. For purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles.

     "Certificate" - a certificate executed either by the president, the treasurer or controller or any vice president of any Borrower.

     "Closing" - the transactions provided for in Sections 4.1 and 4.2 hereof.

     "Collateral" - the collateral provided for herein and in the Security Documents.

     "Collateral Coverage Base" - a dollar amount equal to the following percentages of the value of the Collateral Coverage Securities, in no event, however, to exceed the lesser of (i) as to Collateral Coverage Securities which constitute "margin stock" pursuant to Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. 221 et seq. ("Regulation U"), 50% (or the then maximum "loan value" for margin stock pursuant to Regulation U) of the value of such Collateral Coverage Securities, and (ii) the following dollar maximum specified for each type of Collateral Coverage Securities, provided that the following dollar maximum for such Collateral Coverage Securities will be inapplicable at such time as Borrowers own (directly or indirectly) less than 15% of the following corporation's securities which have ordinary voting power for the election of directors:


          Securities               %                   Maximum $
          ----------          -----------              ---------

          CompuCom                 33.33%              $40 Million
          Cambridge                50%                 $50 Million
          Sybase                   50%                     N/A
          Coherent                 50%                 $50 Million
          Tangram                  25%                 $5 Million
          USDATA                   33.33%              $25 Million
          National Media           33.33%              $25 Million
          ISCG                     33.33%              $25 Million
          New Public               25%                 $25 Million
           Companies

     "Collateral Coverage Securities" - Pledged Securities consisting of common stock issued by one or more of the following corporations but only as long as
(A) such securities are traded on a recognized national securities exchange, on the NASDAQ national or small-cap market or on the over-the-counter market and
(B) such securities are not Restricted Securities;

            (i)     CompuCom Systems, Inc. ("CompuCom")
           (ii)     Cambridge Technology Partners, Inc.
                    ("Cambridge")

          (iii)     Sybase, Inc. ("Sybase")
           (iv)     Integrated Systems Consulting Group, Inc. ("ISCG")
            (v)     Coherent Communications Systems Corporation ("Coherent")
           (vi)     Tangram Enterprise Solutions, Inc. ("Tangram")
          (vii)     USDATA Corporation ("USDATA")
         (viii)     National Media Corporation ("National Media")
           (ix)     New Public Companies

     "Commitment Termination Date" - May 31, 2000.

     "Compliance Certificate" - as defined in Section 4.2(g) hereof.

     "Debt Instrument" - as defined in Section 7.4(a) hereof.

     "Default" - an event which with notice or the lapse of time or both would constitute an Event of Default.

     "Dollars" and "$" - lawful money of the
United States of America.

     "ERISA" - as defined in Section 3.14 hereof.

     "Event of Default" - as defined in Article 7 hereof.

     "Fed Funds Rate" - The daily rate of interest announced from time to time by the Board of Governors of the Federal Reserve System in publication H.15, or any successor publication, as the "Federal Funds Rate".

     "Financial Statements" -

          (a) The audited balance sheets of SSI, and its Subsidiaries (including, without limitation, SSD) at December 31, 1995, and the related audited consolidated statements of operations, shareholder's equity and cash flows, and the notes thereto, of SSI, SSD and Subsidiaries for the above mentioned year certified without qualification or explanatory paragraphs by independent certified public accountants satisfactory to the Agent;

          (b) The unaudited consolidating balance sheets of SSI and its Subsidiaries (including without limitation, SSD), as at March 31, 1996, and the unaudited internal consolidating statement of operations and cash flows, of SSI and its Subsidiaries (including, without limitation, SSD) for the three months then ended; and

          (c) The unaudited consolidated balance sheets of SSI and its Subsidiaries (including, without limitation, SSD) as at March 31, 1996 and the related unaudited consolidated statement of operations and cash flows, and the notes thereto, of SSI and its Subsidiaries for the three months then ended.

     "Funded Debt" - as of any date, without duplication, all Indebtedness for borrowed money, including without limitation outstanding Advances (including the face amount of outstanding Letters of Credit) and unreimbursed draws on Letters of Credit, but excluding the Subordinated Debenture.

     "Guarantors" - as defined in Section 4.2 hereof.

     "Included Subsidiaries" - all Subsidiaries of SSI or of SSD at any time, except for Compucom Systems, Inc., a Delaware corporation ("Compucom"), and its successors and Subsidiaries.

     "Indebtedness" - with respect to any Person, all (i) liabilities or obligations which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations of such Person; and (ii) liabilities or obligations secured by Liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it.

     "Interest Coverage Ratio" - as of any date, the ratio of (a) Pre Tax Earnings plus cash interest expense for the 12 months ending on such date to (b) the cash interest expense for such 12 month period.

     "Investments" - any loans, advances or extensions of credit (other than guaranties) or any purchase of any debt or equity security, including without limitation, capital stock, bonds, debentures, notes, general partnership interests, limited partnership interests, warrants or other rights, all whether certificated or uncertificated.

     "IRS" - as defined in Section 3.14 hereof.

     "Leases" - leases and subleases (other than the leases or subleases the obligation to pay rent or other amounts under which is a Capitalized Lease Obligation), licenses, easements, grants, pole attachment and conduit or trench agreements and other attachment rights and similar instruments under which any Borrower or any of its Included Subsidiaries has the right to use real or personal property or rights of way.

     "Lending Office" - Valley Forge Regional Lending Center, 1000 Westlakes Drive, Suite 200, Berwyn, PA 19312 or such other office as the Agent may from time to time specify to the Borrowers as the office at which Advances are to be made.

     "Letters of Credit" - as defined in Section 2.1 hereof.

     "Liabilities" - for the purposes of calculating Indebtedness to Tangible Net Worth and for the purposes of determining "Liabilities" of Borrowers hereof, Liabilities shall not include minority shareholder interest which may appear on a balance sheet of SSI, prepared in accordance with generally accepted accounting principles, consistently applied.

     "Lien" - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of this Agreement, any Borrower or Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other person for security purposes.

     "Loan Documents" - this Agreement, the Notes, the Security Documents and all other documents executed and delivered in connection herewith or therewith, including all amendments, modifications and supplements of or to all such documents.

     "Loan" - the Revolving Loan.

     "Majority Lenders" - at any time, Lenders holding Pro Rata Percentages aggregating at least 66.7% at such time.

     "Material Adverse Effect" - any specified event, condition or occurrence as to any Borrower or Subsidiary, as applicable, which individually or in the aggregate with any other such event, condition or occurrence and whether through the effect on such Borrower's or Subsidiary's business, property, prospects, profits or condition (financial or otherwise) or otherwise could reasonably be expected to result in, to the extent not fully covered by insurance, any liability, loss, forfeiture, penalty, costs, fine, expense, payment or other monetary obligation or loss of property in excess of $5,000,000.00 as to any Borrower or

Subsidiary or as to all Borrowers and Subsidiaries taken as a whole.

     "New Public Companies" - corporations in which a Borrower hereafter acquires common stock.

     "Notes" - the Revolving Loan Notes.

     "Obligations" - as defined in Section 2.14 hereof.

     "Person" - an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "Pledge Agreement" - The Pledge Agreement between Agent and Borrowers dated the date hereof, as the same may hereafter be amended from time to time.

     "Pledged Securities" - Securities owned by the Borrowers pledged as collateral from time to time for the performance of the Borrowers' obligations hereunder and under the Notes.

     "Post-Default Rate" - in respect of any amounts not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amounts are paid in full equal to 2% per annum above the rate(s) otherwise applicable to such amounts as provided for in Section 2.8 hereof.

     "Pre-Tax Earnings" shall mean gross revenues and other proper income credits, plus any cash proceeds realized on the sale of securities, less all proper income charges other than taxes on income, all determined on a consolidated basis and in accordance with generally accepted accounting principles; PROVIDED that there shall not be included in such revenues or charges (a) any gains resulting from the write-up of assets; (b) any proceeds of any life insurance policy; (c) earnings (or losses) from minority interests of the Borrowers and their Included Subsidiaries; (d) earnings (or losses) from equity investments carried on an equity basis to the extent not received by the Borrowers or any Included Subsidiary; (e) any gain or loss, other than a gain or loss on the sale of stock, which is classified as "extraordinary" in accordance with generally accepted accounting principles; or (f) any book gain (or loss) on the sale of securities. Pre-Tax Earnings can be less than zero for all purposes of this Agreement.

     "Prime Rate" - the interest rate which Agent announces from time to time at its Principal Office as its prime rate. Each change in any interest rate provided for herein based upon the

Prime Rate resulting from a change in the Prime Rate shall take effect at the time of such change in the Prime Rate. The Borrowers acknowledge that such Prime Rate is not tied to an external rate of interest or index and does not necessarily reflect the lowest rate of interest actually charged by the Agent to any particular class or category of customer.

     "Principal Office" - Agent's principal office presently located at Valley Forge Regional Lending Center, 1000 Westlakes Drive, Suite 200, Berwyn, PA 19312.

     "Pro Rata Percentage" - The percentage set forth opposite each Lender's name on Schedule A.

     "Property" - any interest in any kind of property or asset, whether real, personal or mixed or tangible or intangible.

     "Quarterly Dates" - the last Business Day of each March, June, September and December.

     "Restricted Securities" - securities now or hereafter owned by a Borrower which such Borrower is, or Agent or any Lender if acquired from Borrowers as pledgor would be, prohibited under applicable federal or state law or regulations, or pursuant to private contract, from publicly offering or selling in open market transactions throughout the United States. For this purpose securities which can lawfully be sold pursuant to Rule 144 of the Securities Act of 1933, as amended, subject only to volume limitations set forth in Rule 144(e) are not "Restricted Securities" solely by reason of such volume limitations.

     "Revolving Credit Period" - as defined in Section 2.1(a) hereof.

     "Revolving Loan" - as defined in Section 2.1 hereof.

     "Revolving Loan Commitment" - $100,000,000, as the same may be reduced pursuant to Section 2.2 hereof.

     "Revolving Loan Notes" - as defined in Section 2.9 hereof.

     "Security Documents" - as defined in Section 2.14 hereof.

     "Subordinated Debenture" - that certain 6% convertible subordinated debenture in the face amount of $115,000,000 dated January 31, 1996 issued by SSI.

     "Subsidiary" - any corporation at least a majority (meaning in excess of 50%) of the securities of which having ordinary voting power for the election of directors (other than securities having such power only by reason of the occurrence of a contingency) are at the time owned, directly or indirectly, by either of the Borrowers, by one or more of their Subsidiaries, or by the Borrowers and one or more of their subsidiaries.

     "Tangible Net Worth" - the excess of total assets over the sum of total liabilities (excluding the Subordinated Debenture) and minority shareholder interests, to be determined in accordance with generally accepted accounting principles consistent with those applied in the preparation of the Financial Statements, excluding, however, from the determination of total assets (a) all assets which would be classified as intangible assets under generally accepted accounting principles, including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and research and development costs); (b) treasury stock; (c) cash set apart and held in sinking or other analogous funds established for the purpose of redemption or other retirement of capital stock;
(d) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence and/or amortization of properties and all other reserves or appropriations of retained earnings which, in accordance with generally accepted accounting principles, should be established in connection with the businesses conducted by the Borrowers and their Subsidiaries; (e) to the extent not provided for in clause (a) or (d) above, the amount, if any, by which the value of any assets or business hereafter acquired at the time of the acquisition thereof unreasonably exceeds the book value thereof on the books of the person from whom such assets or business were so acquired (before any write-up of such book value by such Person in contemplation of such acquisition if such write-up shall have occurred within nine (9) months prior to the date of signing of any contract relating to such acquisition); and (f) loans to employees for purchasing stock of the Borrowers or any Subsidiaries.

     Section 1.2    DIRECTLY OR INDIRECTLY.

     Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provisions shall be applicable whether such action is taken directly or indirectly by such Person.

     Section 1.3    ACCOUNTING TERMS; TEST GROUP.

          (a) Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given thereto in accordance with generally accepted accounting principles. If the generally accepted accounting principles in effect on the date hereof shall change, the terms calculated herein under such principles shall be changed accordingly.

          (b) Except where specifically otherwise provided herein, the financial covenants set forth in Sections 6.8, 6.9 and 6.10 hereof shall be computed on a consolidated basis, excluding, however, all Subsidiaries other than Included Subsidiaries.

Article 2.     AMOUNT AND TERMS OF LOAN; COLLATERAL.

     Section 2.1    REVOLVING LOAN.

          (a)(i) Subject to the terms and conditions of this Agreement, each Lender hereby establishes for Borrowers a revolving credit facility (collectively, the "Revolving Loan") pursuant to which Lenders will make cash loans and Issuer will issue Letters of Credit hereinafter provided for in this
Section 2.1 (individually, an "Advance" and, collectively, the "Advances") to or for the account of the Borrowers, at any time and from time to time during the period (the "Revolving Credit Period") from the date hereof to and including the Commitment Termination Date, in an aggregate principal amount at any one time outstanding (including, without duplication, the face amount of all outstanding Letters of Credit and unreimbursed draws on Letters of Credit) up to but not exceeding the lesser of the Revolving Loan Commitment as then in effect or the Collateral Coverage Base. Subject to the terms of this Agreement, during the Revolving Credit Period the Borrowers may borrow, repay and reborrow (all as provided herein).

          (ii) On or before the last Business Day of each week, Borrowers shall execute a Borrowing Base Certificate ("Borrowing Base Certificate") prepared by Borrowers setting forth the present values of the Collateral and Borrowers' compliance with the Collateral Coverage Base.

          (iii) Each Lender agrees severally to make cash Advances to Borrowers, as a part of the Revolving Loan, subject to the terms of this Agreement, up to such Lender's Pro Rata Percentage of the Revolving Loan, as more fully set forth in Section 2.5 hereof.

          (b)(i) During the Revolving Credit Period, Borrowers may obtain letters of credit (each a "Letter of Credit" and, collectively, "Letters of Credit") from the Issuer, on behalf of all Lenders, in an aggregate amount not to exceed $20,000,000 (measured by the face amount thereof) at any time outstanding, upon prior approval of the Issuer, on such terms (including without limitation the expiry date, which Borrowers agree will in no event be twelve (12) months beyond the Commitment Termination Date) as the Issuer may require and with such documentation, including Issuer's then standard Letter of Credit Application and Security Agreement, as shall be satisfactory in form and substance to the Issuer. Borrowers will pay to Agent, for the account of each Lender in accordance with their Pro Rata Percentages, a letter of credit fee for each Letter of Credit issued hereunder in the amount of 1% per annum of the face amount of such Letter of Credit, payable quarterly in arrears (measured from the date of issuance) (the "L/C Fee"). Borrowers will pay to Issuer, for its own account, all issuance, negotiation, draw and other administrative fees from time to time assessed by Issuer in accordance with Issuer's then standard fee schedule for the issuance and administration of letters of credit.

          (ii) (A) Immediately upon the issuance of any Letter of Credit, Issuer is deemed to have granted to each other Lender, and each other Lender is hereby deemed to have acquired, an undivided participating interest (without recourse to or warranty by Issuer), in accordance with each such other Lender's respective Pro Rata Percentage, in all of Issuer's rights and liabilities with respect to such Letter of Credit. Each Lender shall be directly and unconditionally obligated to Issuer, according to its Pro Rata Percentage, to reimburse Issuer for any draws not reimbursed by Borrowers in accordance with the terms hereof, made at any time without regard to the occurrence of a Default or Event of Default (including, without limitation, any draw made following the commencement of any bankruptcy, reorganization, receivership, liquidation or dissolution proceeding with respect to any Borrower) under any Letter of Credit outstanding under the Revolving Loan.

                    (B) Each Letter of Credit issued from time to time under the Revolving Loan which remains undrawn (and the amounts of draws on Letters of Credit prior to payment as hereinafter set forth), shall reduce dollar for dollar the amount available to be borrowed by Borrowers under the Revolving Loan.

                    (C) In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, Issuer shall promptly notify Borrowers and Borrowers shall immediately reimburse Issuer on the day when such drawing is honored, including by way of a cash Advance under the Revolving Loan if otherwise available pursuant to this Agreement. Borrowers' reimbursement obligation for draws under Letters of Credit shall herein be referred to collectively as Borrowers' "Reimbursement Obligations". All of Borrowers' Reimbursement Obligations hereunder with respect to Letters of Credit shall apply unconditionally and absolutely to, and shall be joint and several with respect to, Letters of Credit issued hereunder on behalf of Borrowers.

                    (D) (1) In the event that Borrowers shall fail to reimburse Issuer as provided in subpart (C) above in an amount equal to the amount of the drawing honored by Issuer under a Letter of Credit, Issuer shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's participation therein based on such Lender's Pro Rata Percentage. Each Lender shall make available to Issuer an amount equal to its respective participation in same day funds, at the office of Issuer specified in such notice, not later than 1:00 p.m. (Philadelphia time) on the Business Day after the date notified by Issuer. In the event that any Lender fails to make available to such Issuer the amount of such Lender's participation based on such Lender's Pro Rata Percentage in such Letter of Credit, as provided in this
Section 2.1(b), Issuer shall be entitled to recover such amount on demand from such Lender together with interest at the Fed Funds Rate for one (1) Business Day and thereafter at two (2) percentage points above the Agent's Prime Rate. Issuer shall distribute to each other Lender which has paid all amounts payable by it under this Section with respect to any Letter of Credit, such other Lender's share, based on such Lender's Pro Rata Percentage, of all payments received by Issuer from Borrowers in reimbursement of drawings honored by Issuer under such Letter of Credit, when such payments are received. Nothing in this Section shall be deemed to relieve any Lender from its obligation to pay all amounts payable by it under this Section with respect to any Letter of Credit issued by Issuer or to prejudice any rights that Issuer may have against a Lender as a result of any default by such Lender hereunder and no Lender shall be responsible for the failure of any other Lender to pay its respective participation, based on its Pro Rata Percentage, payable under this Section.

                         (2)  In connection with the failure of any Lender to
make available to Issuer the amount of such Lender's participation in any Letter of Credit, such Lender hereby agrees to protect, indemnify, pay and save Issuer harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including, without limitation, reasonable attorneys' fees, allocated costs of internal counsel and the costs (including judgments) in connection with any related litigation) which Issuer may incur or be subject to as a consequence, direct or indirect, of the failure of such Lender to make available its participation in such Letter of Credit. Notwithstanding anything to the contrary contained in this Section, no Lender failing to provide its participation in any Letter of Credit shall have any obligation to indemnify Issuer in respect of any liability incurred by

Issuer arising solely out of the gross negligence or willful misconduct of Issuer.

                    (E) The obligation of Borrowers to reimburse Issuer for drawings made (or Lenders for cash Advances made to cover drawings made) under the Letters of Credit and the obligations of Lenders to Issuer under Section 2.1(b)(ii)(D) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

                         (1)  any lack of validity or enforceability of any
Letter of Credit;

                         (2)  the existence of any claim, setoff, defense or
other right that Borrowers or any other Person may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or transferee may be acting), Issuer, Agent, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

                         (3)  any draft, demand, certificate or any other
document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                         (4)  payment by Issuer under any Letter of Credit
against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit unless Issuer shall have acted with willful misconduct or gross negligence in issuing such payment; or

                         (5)  the fact that a Default or Event of Default shall
have occurred and be continuing.

                    (F) (1) In addition to amounts payable as elsewhere provided in this Section, without duplication, Borrowers hereby agree to protect, indemnify, pay and save Issuer, Agent and Lenders harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which Issuer may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of the Letters of Credit or (B) the failure of Issuer to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO government or governmental authority (all such acts or omissions herein called "Government Acts").

                         (2)  As between Borrowers and Issuer, Agent and
Lenders, Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuer by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuer shall not be responsible: (a) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason;
(c) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit so long as Issuer acts in good faith and without gross negligence or willful misconduct;
(d) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they are in cipher, unless any of the foregoing are caused by Issuer's gross negligence or willful misconduct; (e) for errors in interpretation of technical terms; (f) for any loss or delay in the transmission of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof, unless caused by Issuer's gross negligence or willful misconduct;
(g) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (h) for any consequences arising from causes beyond the control of Issuer, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of Issuer's rights or powers hereunder.

                         (3)  In furtherance and extension and not in limitation
of the specific provisions hereinabove set forth, any action taken or omitted by Issuer in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not create any liability on the part of Issuer to Borrowers.

                         (4)  The term "Lender" shall, unless the context
otherwise indicates, include the Issuer in its individual capacity as a Lender.

          (c) Borrower and each Lender acknowledge that Midlantic Bank, N.A. ("Midlantic") has previously issued for the Borrowers' account certain letters of credit which remain outstanding on the date hereof and which are more fully described in Exhibit 2.1 hereto (the "Midlantic Letters of Credit") and that Issuer has agreed to put Midlantic in immediately available funds at the time of and in order to honor each draw under the Midlanitc Letters of Credit. Borrower and each Lender agree that Issuer's obligations to Midlantic as aforesaid shall be deemed for all purposes hereof, including for purposes of Sections 2.1(b)(i) and (ii) hereof, to constitute the issuance by Issuer of a Letter of Credit hereunder, and each Lender is hereby deemed to have purchased an undivided participation interest in such obligation in accordance with each such Lender's Pro Rata Percentage.

     Section 2.2    CHANGES IN REVOLVING LOAN COMMITMENT.

     The Borrowers shall be entitled to terminate or reduce the Revolving Loan Commitment, provided that the Borrowers shall give notice of each such termination or reduction to the Agent as provided in Section 2.3 hereof and that any partial reduction of the Revolving Loan Commitment shall be in an aggregate amount equal to $100,000 or an integral multiple thereof. Any such termination or reduction shall be permanent and irrevocable.

     Section 2.3    NOTICES.

     SSI, as agent hereunder for the Borrowers, shall give the Agent telephonic and written notice of each termination or reduction of the Revolving Loan Commitment, each borrowing, and repayment of the Revolving Loan. All requests for borrowings shall be made, subject to the terms and conditions of this Agreement, by telephonic or telegraphic request of any Borrower. Agent may rely upon any and all telephonic, telegraphic and written requests purported to be made by either Borrower through any of its officers. Each such written notice shall be irrevocable and shall be effective only if received by the Agent not later than 1:00 p.m., Philadelphia time, on the date which is: (a) in the case of each notice of termination one Business Day prior to the date of the related termination, and (b) in the case of a notice of borrowing or reduction, the Business Day on which the requested borrowing or reduction is to be made, subject, as to borrowings for which the LIBOR Rate is being selected, to the provisions of Section 2.8(c) hereof.

     Section 2.4 FEES. (a) The Borrowers shall pay to the Agent, for the account of each Lender in accordance with their Pro Rata Percentages, a commitment fee at the rate of one-quarter of one percent (1/4%) per annum on the daily average unused amount of the Revolving Loan Commitment (which shall be calculated as the Revolving Loan Commitment minus all outstanding cash advances on the date of such calculation) during each calendar quarter for the period from the date hereof to and including the earlier of the date on which the Revolving Loan Commitment is terminated or the Commitment Termination Date. The commitment fee shall be payable quarterly in arrears on the Quarterly Dates and on the earlier of the date the Revolving Loan Commitment is terminated or the Commitment Termination Date.

          (b) The Borrowers shall concurrently with the execution hereof, pay to the Agent, for the account of each Lender in accordance with their Pro Rata Percentages, an amendment fee in the amount of $50,000.

          (c) The Borrowers shall pay to Agent, for its own account, on April 1 of each year, commencing April 1, 1997, a non-refundable Agent Fee (the "Agent Fee") in the amount of $75,000.

     Section 2.5    BORROWINGS.

          (a)  Upon receiving a request for a cash Advance in accordance with
Section 2.3 hereof, Agent shall prior to 2:00 p.m. or as soon as reasonably practical thereafter notify all Lenders of the request. Each Lender shall advance its applicable Pro Rata Percentage of the requested Advance to Agent by remitting federal funds, immediately available, to Agent pursuant to Agent's instructions prior to 3:00 p.m. Philadelphia time or as soon as is reasonably practicable thereafter on the date of such notice. Subject to the satisfaction of the terms and conditions hereof, and receipt by the Agent of all required funds from the other Lenders, Agent shall make the requested Advance available to the Borrowers by crediting such amount to SSI's operating account with Agent as soon as is reasonably practicable thereafter on the day on which such Advance was requested. In lieu of the foregoing, Agent may, in its discretion (and without any obligation to do so or continue to do so), fund the Pro Rata Percentage of an Advance (including any cash Advance to reimburse Issuer for unreimbursed draws under a Letter of Credit) on behalf of any one or more Lenders (unconditionally and absolutely obliging such affected Lender to reimburse Agent in full without deduction or setoffs for its portion of such Advance) with a settlement among Lenders on the following Business Day or under such other settlement procedures as Agent and Lenders may mutually agree upon from time to time.

          (b) Neither Agent nor any other Lender shall be obligated, for any reason whatsoever, to advance the share of any other Lender. If such corresponding amount is not made available to Agent by such Lender on the date the Advance is to be made and Agent elects (at its discretion, without any obligation to do so) to make such Lender's share of the Advance (including any cash Advance to reimburse Issuer for unreimbursed draws under a Letter of Credit), Agent shall be entitled to recover such amount on demand from such Lender, together with interest in respect of each day during the period commencing on the date such amount was made available to the Borrowers (or on that date Agent required such funds to be advanced pursuant to the settlement procedures established by Agent) and ending on (but excluding) the date Agent recovers such amount, at a per annum rate equal to the Fed Funds Rate for the first Business Day and thereafter at two (2) percentage points above the Agent's Prime Rate. Agent shall also be entitled to recover any and all losses and damages (including without limitation, attorneys' fees) from any Lender failing to so advance upon demand of Agent. Agent may set off the obligations of a Lender under this paragraph against any distributions or payments of the Obligations which Agent would otherwise make available to such Lender. To the extent any Lender fails to provide or delays providing its respective Pro Rata Percentage of any requested Advance, such Lender's Pro Rata Percentage of all payments of the Obligations (but not its Pro Rata Percentage of Advances required to be funded by such Lender) shall decrease to reflect the actual percentage which its actual outstanding Advances bears to the total outstanding Advances of all Lenders.

     Section 2.6    USE OF PROCEEDS OF LOAN.

     The proceeds of the Revolving Loan shall be used solely for general corporate purposes, including for Investments subject to the limitations set forth in Section 6.6 hereof.

     Section 2.7    PAYMENT OF LOAN.   (a)  Unless sooner accelerated pursuant
to the terms hereof, the Revolving Loan shall be due and payable on the Commitment Termination Date. Borrowers will, on the Commitment Termination Date, provide Bank with cash collateral in an amount equal to 105% of the face amount of all issued and outstanding Letters of Credit issued under this Agreement.

          (b) Except to the extent otherwise set forth in this Agreement, all payments of principal and of interest on the Revolving Loan, and all other fees and charges and any other Obligations of Borrowers hereunder, shall be made to Agent at its Principal Office, in United States dollars, in immediately available funds, not later than 12:00 noon Philadelphia time on the date on which such payment is due. Agent and each Lender, on behalf of all Lenders, shall have the unconditional right and discretion to charge any Borrower's operating account with any such respective institution for all of Borrowers' Obligations as they become due from time to time under this Agreement including without limitation, interest, principal, fees and reimbursement of expenses. Alternatively, Agent may in its discretion (and Borrowers hereby authorize Agent to) direct the Lenders to make a cash Advance under the Revolving Loan (subject to the terms and provisions of this Agreement) in a sum sufficient to pay all interest accrued and payable on the Obligations during the immediately preceding month and to pay all costs, fees and expenses owing hereunder.

     Section 2.8    INTEREST.

          (a) Subject to the provisions of subsection (c) hereof, the Borrowers shall pay interest on the unpaid principal amount of each Advance for the period commencing on the date of such Advance until such Advance shall be paid in full, at a rate per annum equal to Agent's Prime Rate. Notwithstanding the foregoing, the Borrowers shall pay interest on any Advance, and on any other amount payable by the Borrowers hereunder (including, to the extent permitted by law, interest) which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise, and including all reimbursement obligations on Letters of Credit which are not immediately repaid from an Advance or otherwise) for the period commencing on the due date thereof until the payment in full at the Post-Default Rate. Except as provided in the next sentence, accrued interest on the Loan shall be payable (i) monthly in arrears within 10 days of Borrowers' receipt of a bill therefor, and (ii) on the earlier of the date the Revolving Loan Commitment is terminated or the Commitment Termination Date. Interest payable at the Post-Default Rate shall be payable from time to time on demand of the Bank. Interest shall continue to accrue and be paid at the applicable rate provided herein even after Default, an Event of Default, entry of judgment against either or both of the Borrowers or the commencement of any bankruptcy, reorganization or insolvency proceeding.

          (b) Notwithstanding any provision herein or in the Notes, the total liability for payments of interest, or in the nature of interest, shall not exceed the limits imposed by any applicable laws. If the terms of this Agreement or the Security Documents, the Notes, or any other agreement or instrument entered into in connection herewith require or shall require Borrowers to pay interest in excess of amounts allowed by law, the rate of interest payable shall be reduced immediately, without action by Lenders or Agent, to the applicable maximum rate, and any excess payment made by Borrowers at any time shall be immediately and automatically applied to the unpaid balance of the outstanding principal due hereunder and not to the payment of interest. In the event of acceleration of sums due hereunder, the total charges for interest and in the nature of interest shall not exceed the maximum allowed by law, and any excess portions of such charges which may have been prepaid and cannot be applied to repayment of principal shall be refunded to Borrowers. Borrowers agree that in determining whether or not any interest payable under this Agreement, the Notes or the Security Documents exceeds the highest applicable rate permitted by law, any non-principal payment including, without limitation, fees, costs, Post-Default Rate and late charges, shall be deemed to the extent permitted by law to be an expense, fee or penalty not deemed interest by law.

          (c) (i) As used in this Section 2.8(c), the following terms shall have the following meanings:

                    (A) "GOOD BUSINESS DAY" means any day when both Agent and banks in London, England are open for business.

                    (B)  "LIBOR RATE"  means for any day during each Rate Period
(a) the per annum rate of interest (computed on a basis of a year of 360 days and actual days elapsed) determined by Agent as being the composite rate available to Agent at approximately 11:00 a.m. London time in the London Interbank Market, as referenced by Telerate (page 3750), in accordance with the usual practice in such market, for the Rate Period elected by Borrowers, in effect two (2) Good Business Days prior to the funding date for a requested LIBOR Rate advance for deposits of dollars in amounts equal (as nearly as may be estimated) to the amount of the LIBOR Rate advance which shall then be loaned by the Lenders to Borrowers as of the time of such determination, as such rate (the "Base Rate") may be adjusted by the reserve percentage applicable during the Rate Period in effect (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Rate Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for the Agent with respect to liabilities or assets consisting of or including "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, having a term equal to such Rate Period ("Eurocurrency Reserve Requirement"), plus (b) 1.75 percentage points. Such reserve adjustment shall be effectuated by calculating, and the LIBOR Rate shall be equal to, (a) the quotient of
(i) the Base Rate divided by (ii) one minus the Eurocurrency Reserve Requirement, plus (b) 1.75 percentage points.

                    (C) "NOTIFICATION" means telephonic notice (which shall be irrevocable) by Borrowers to Agent that Borrowers have requested that the LIBOR Rate, as quoted by Agent from time to time upon Borrower's request for quotation made not less than one (1) Business Day prior to the requested date of quotation, shall apply to some portion of the principal amount of the Revolving Loan in accordance with the provisions of this Section 2.8(c), which notice shall be given no later than 11:00 a.m. Philadelphia time, on the day which is at least 2 Business Days prior to the Business Day on which such election is to become effective, which notice shall specify (i) that the LIBOR Rate option is being selected; (ii) the principal amount of cash advances under the Loan to be subject to such rate; (iii) whether such amount is a new advance, a renewal of a previous request of such rate, a conversion from one interest rate to another, or a combination thereof; (iv) the Rate Period(s) selected; and (v) the date on which such request is to become effective (which date shall be a date selected in accordance with Section 2.8(c)(ii) hereof).

                    (D) "RATE PERIOD" means for any portion of principal under the Loan for which Borrowers elect the LIBOR Rate the period of time for which such rate shall apply to such principal portion. Rate periods for principal earning interest at the LIBOR Rate shall be for periods of 30, 60, 90 or 180 days and for no other length of time, provided, that, no Rate Period may end on other than a Business Day or after the Commitment Termination Date.

                    (E) "REPAYMENT PREMIUM" means the amount which Borrowers shall pay to Agent, for the account of Lenders, as a premium in connection with a repayment of outstanding principal of the Loan earning interest at the LIBOR Rate at the time of repayment, which amount shall be the amount determined by Agent (which determination shall be conclusive absent manifest error) to be the difference between (a) the present value of the interest payments that would have been paid for the balance of the Rate Period by Borrowers on such repaid portion of principal accruing at the LIBOR Rate but for such repayment, and (b) the present value of the interest payments that would be paid for the balance of the Rate Period at the United States Treasury Rate if on or about the date of repayment Agent made a hypothetical investment of the repaid portion of principal accruing at a fixed rate of interest in United States Treasury securities maturing on or about the last date of the corresponding Rate Period and bearing interest accruing from the date of repayment.

                    (F) "UNITED STATES TREASURY RATE" means a rate of interest per annum, equal to (rounded downward to the nearest 1/100 of 1%) the annual yield Agent could obtain by purchasing on the date of repayment of a LIBOR Rate Loan United States Treasury Securities with semi-annual interest payments, maturing on or about the last date of the corresponding Rate Period, in amounts approximately equal to that amount of the repaid portion which was applied to principal earning interest at the LIBOR Rate at the time of repayment.

               (ii) (A) Subject to the terms of this Section 2.8(c)(ii), by giving Notification, Borrowers may request to have all or a portion of the outstanding principal of cash Advances under the Loan as hereinafter permitted earn interest at the LIBOR Rate as follows: (1) with respect to the principal amount of any cash Advance under the Loan, from the date of such Advance until the end of the Rate Period specified in the Notification; and/or (2) with respect to the principal amount of any portion of cash Advances under the Loan outstanding and earning interest at the LIBOR Rate at the time of the Notification related to such principal amount, from the expiration of the then current Rate Period related to such principal amount until the end of the Rate Period specified in the Notification; and/or (3) with respect to all or any portion of the principal amount of cash Advances under the Loan outstanding and earning interest at the Prime Rate at the time of Notification, from the date set forth in the Notification until the end of the Rate Period specified in the Notification.

                    (B) Borrowers understand and agree: (1) that subject to the provisions of this Agreement, the Prime Rate and the LIBOR Rate may apply simultaneously to different parts of the outstanding principal of cash Advances under the Loan, (2) that the LIBOR Rate applicable to any portion of outstanding principal may be different from the LIBOR Rate applicable to any other portion of outstanding principal, (3) that no more than 5 portions of principal of cash Advances under the Loan bearing interest at the LIBOR Rate may be outstanding at any one time, (4) that the minimum amount of principal for which any LIBOR Rate election may be made shall be $5,000,000, and (5) that Agent shall have the right to terminate any Rate Period, and the interest rate applicable thereto, prior to maturity of such Rate Period, if Agent determines in good faith (which determination shall be conclusive) that continuance of such interest rate has been made unlawful by any Law to which any Lender may be subject, in which event the principal to which such terminated Rate Period relates thereafter shall earn interest at the Prime Rate.

                    (C) After expiration of any Rate Period, any principal portion corresponding to such Rate Period which has not been converted or renewed in accordance with this Section 2.8(c)(ii) shall earn interest automatically at the Prime Rate from the date of expiration of such Rate Period until paid in full, unless and until the Borrowers request and Agent approves a conversion to the LIBOR Rate in accordance with this Section 2.8. With respect to any cash Advances (whether an advance of new funds or an already outstanding amount), if Borrowers fail to request the LIBOR Rate option by giving Bank a Notification, or if Agent fails to approve such request when made, such principal amount shall earn interest at the Prime Rate.

                    (D) Borrowers shall indemnify Lenders against any and all loss or expense (including loss of margin) which any Lender has sustained or incurred as a consequence of: (a) any payment of any principal amount earning interest at the LIBOR Rate on a day other than the last day of the corresponding Rate Period (whether or not any such payment is made pursuant to acceleration upon or after an Event of Default, demand by Agent otherwise made under this Agreement, by reason of an application of proceeds incident to an insured loss or condemnation of property, or for any other reason, and whether or not any such payment is consented to by Agent, unless Agent shall have expressly waived such indemnity in writing); (2) any attempt by a Borrower to revoke in whole or part any Notification given pursuant to this Agreement; (3) any attempt by Borrowers to convert or renew any principal amount earning interest at the LIBOR Rate on a day other than the last day of the corresponding Rate Period (whether or not such conversion or renewal is consented to by Agent, unless Agent shall have expressly waived such indemnity in writing); or (4) any breach of or default by any Borrower.

     Section 2.9    NOTES.

     Contemporaneously herewith, Borrowers shall execute and deliver to each Lender their Note in the principal amount of such Lender's Pro Rata Share of the Revolving Loan (each a "Revolving Loan Note"), evidencing Borrowers' unconditional joint and several obligations to repay such Lender's Pro Rata Percentage of the Revolving Loan.

     Section 2.10   COMPUTATIONS; APPLICATION OF PAYMENTS.

          (a) Interest on the Revolving Loan and commitment fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last) in the period for which payable;

          (b) Each payment of principal and interest made by either Borrower hereunder shall be applied first on account of due and unpaid interest and the balance, if any, toward reduction of the unpaid principal balance of the Revolving Loan.

     Section 2.11   MINIMUM AMOUNTS OF BORROWINGS.

     Except for borrowings which exhaust the full remaining amount of the Revolving Loan Commitment, each cash Advance under the Revolving Loan shall be in the amount of $100,000 or an integral multiple thereof.

     Section 2.12   SET-OFF.

     Each of the Borrowers hereby agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim any Lender may otherwise have, each Lender and any affiliate of any Lender or any such participant shall be entitled, at its option, and for the ratable benefit of all Lenders, to offset balances held by it at any of its offices against any principal of or interest on the Revolving Loan hereunder which is not paid when due (regardless of whether such balances are then due to such Borrower), in which case it shall promptly notify such Borrower thereof, provided that its failure to give such notice shall not affect the validity of any such offset.

     Section 2.13   PREPAYMENT.

     The Revolving Loan may be prepaid in whole or in part and from time to time, provided that in the event that such of the principal of the Revolving Loan earning interest at the LIBOR Rate at the time of repayment is repaid prior to the last day of the applicable Rate Period (whether or not any such repayment is made pursuant to acceleration upon or after an Event of Default, demand by Agent otherwise made under this Agreement, by reason of an application of proceeds incident to an insured loss or condemnation of property, or for any other reason), Borrowers shall, together with such repayment, pay to Agent, for the account of Lenders, a Repayment Premium on the amount so repaid.

     Section 2.14   COLLATERAL.

          (a) Borrowers hereby agree that their grant of a security interest in the Collateral contained in the Pledge Agreement, in other security and collateral agreements of Borrowers and of the Guarantors and all other agreements executed in connection herewith and all collateral, liens, security interests and pledges created by Borrowers and the Guarantors described therein cover and secure all of Borrowers' existing and future obligations and liabilities to Agent and Lenders, including without limitation, Borrowers' liabilities on the Revolving Loan (collectively, the "Obligations").

          (b) The Pledge Agreement, and the aforesaid agreements, instruments and documents, are sometimes hereinafter referred to collectively as the "Security Documents."

     Section 2.15   VALUATION OF COLLATERAL COVERAGE
                    SECURITIES; SALE.

     The value of the Collateral Coverage Securities shall be based on market value as determined on a recognized national securities exchange or by the NASDAQ national or small-cap market, or on the over-the-counter market, all as of the close of the last previous trading day. Any determination of the value of the Collateral Coverage Securities by the Agent through its brokerage services shall be conclusive and binding on Borrowers absent manifest error. Borrowers may sell Collateral Coverage Securities in accordance with the terms of the Pledge Agreement so long as after giving effect to any such sale, Borrowers are not in violation of the Collateral Coverage Base and the proceeds thereof shall be paid over to Agent as provided in the Pledge Agreement.

Article 3.     REPRESENTATIONS AND WARRANTIES.

     The Borrowers hereby represent and warrant to each Lender that:

     Section 3.1    ORGANIZATION.

          (a) Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation, as set forth in Exhibit 3.1 hereto, and each of their Included Subsidiaries is duly organized, validly existing and in good standing under the laws of its respective state of incorporation, as set forth in Exhibit 3.1 hereto; each such Borrower and Included Subsidiary has the power to own its assets and to transact the business in which it is presently engaged and in which it proposes to be engaged. The authorized and outstanding shares of capital stock of each such corporation, and the number of outstanding shares of capital stock of each such corporation (other than SSI) owned by each of the Borrowers or any Included Subsidiary thereof and the business in which each of such corporations is engaged is accurately and completely listed in Exhibit 3.1. All such shares which are issued and outstanding have been duly and validly issued and are fully paid and nonassessable, are owned by the persons referred to on Exhibit 3.1, free and clear of any mortgage, pledge, lien or encumbrance. Except as set forth in Exhibit 3.1, there are not outstanding any warrants, options, contracts or commitments of any kind entitling any person to purchase or otherwise acquire any shares of capital stock owned by either Borrower or any

Included Subsidiary of SSD or SSI, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of SSD or any Included Subsidiary of SSD or SSI. Except as set forth on Exhibit 3.1, no Borrower has any Subsidiary.

          (b) There are no jurisdictions other than as set forth on Exhibit 3.1 hereto in which the character of the properties owned or proposed to be owned by the Borrowers or any Included Subsidiary or in which the transaction of the business of any of the Borrowers or any Included Subsidiary of the Borrowers as now conducted or as proposed to be conducted requires or will require any Borrower or any Included Subsidiary of the Borrowers to qualify to do business in any such other jurisdiction where the failure to do so would have a material adverse effect on such Borrower or Included Subsidiary.

     Section 3.2    POWER, AUTHORITY, CONSENTS.

     Each Borrower has the power to execute, deliver and perform this Agreement, the Notes and the Security Documents to be executed by it, and to borrow hereunder. Each Borrower has taken all necessary action to authorize (i) the borrowing hereunder on the terms and conditions of this Agreement, (ii) the execution, delivery and performance of this Agreement, the Notes, the Security Documents to be executed by it and all other agreements, instruments and documents provided for herein or therein. No consent or approval of any person (including, without limitation, any stockholder of the Borrowers), no consent or approval of any landlord or mortgagee, no waiver of any lien or right of distraint or other similar right and no consent, license, approval, authorization or declaration of any governmental authority, bureau or agency, is or will be required in connection with the execution, delivery or performance by any Borrower, as the case may be, or the validity, enforcement or priority of, this Agreement, the Notes, the Security Documents (or any Lien created and granted thereunder) or any other agreements, instruments or documents to be executed or delivered pursuant hereto or thereto, except as set forth on Exhibit
3.2 annexed hereto, each of which either will have been duly and validly obtained on or prior to the date hereof and will then be in full force and effect, or is designated on Exhibit 3.2 as waived by the Agent.

     Section 3.3    NO VIOLATION OF LAW OR AGREEMENTS.

     The execution and delivery by each Borrower of this Agreement, the Notes and the Security Documents executed by it and any other agreements, instruments or documents to be executed and delivered by it hereunder, and performance by it hereunder and thereunder will not, if the same would have a Material Adverse Effect, violate any provision of law or conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or certificate of incorporation or by-laws of any Borrower or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which any Borrower is a party, or by which it is bound or any of its properties or assets is affected, or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of such Borrower, except for the liens and security interests created and granted pursuant to the Security Documents.

     Section 3.4    DUE EXECUTION, VALIDITY, ENFORCEABILITY.

     This Agreement has been duly executed and delivered by each Borrower and constitutes, and the Notes and each of the Security Documents to be executed by a Borrower, upon execution and delivery by such Borrower in accordance with the terms hereof, will constitute, the valid and legally binding obligation and agreement of such Borrower, as the case may be, enforceable in accordance with its terms.

     Section 3.5    PROPERTIES, PRIORITY OF LIENS.

     All of the Collateral is owned by Borrowers, free and clear of any Lien of any nature whatsoever, except as provided for in the Security Documents to be executed and delivered pursuant hereto. The Liens which will be created and granted by the Security Documents upon their execution and delivery by the parties thereto, will thereupon and thereafter constitute valid first Liens on the properties and assets covered by the Security Documents, subject to no Lien other than in favor of the Lenders.

     Section 3.6    JUDGMENTS, ACTIONS, PROCEEDINGS.

     There are no outstanding judgments, and no actions, suits or proceedings pending or threatened before any court, governmental authority, bureau, commission, board, instrumentality or agency, with respect to or affecting any Borrower or any Included Subsidiary of any Borrower or any of their Properties, which would have a Material Adverse Effect, nor is there any reasonable basis for the institution of any such action, suit or proceeding, whether or not covered by insurance, nor are there any such actions or proceedings in which any Borrower or any Included Subsidiary of any Borrower is a plaintiff or complainant, except as set forth on Exhibit 3.6 annexed hereto.

     Section 3.7    NO DEFAULTS.

     None of the Borrowers nor any Included Subsidiary of any Borrower is in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, and each Borrower and each Included Subsidiary of each Borrower has complied and is in compliance with all applicable laws, ordinances and regulations applicable to them, where any of the foregoing would have a Material Adverse Effect.

     Section 3.8    BURDENSOME DOCUMENTS.

     Except as set forth on Exhibit 3.8 annexed hereto, none of the Borrowers or any Included Subsidiary of the Borrowers is a party to or bound by, nor are any of the properties or assets owned by any of the Borrowers or any Included Subsidiary of the Borrowers or used in the conduct of their respective businesses affected by, any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment, or subject to any restriction, which would have a Material Adverse Effect.

     Section 3.9    FINANCIAL STATEMENTS.

     The Borrowers have delivered to each Lender the Financial Statements. Each of the Financial Statements is true and complete and presents fairly in all material respects the consolidated financial position of SSI and its Subsidiaries, including, without limitation, SSD, and the results of their respective operations and changes in cash flows, as at the dates and for the period referred to therein; and has been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the prior period (except as disclosed therein or in the notes thereto, and with respect to the unaudited financial statements as of March 31, 1996 and for the period then ended, subject to normal year-end audit adjustments). There has been no material adverse change in the financial position or operations of any Borrower or Subsidiary since March 31, 1996 except as set forth in Exhibit 3.9 hereto. No Borrower or any Subsidiary of a Borrower has any material obligation, liability or commitment, direct or contingent, which is not reflected in the Financial Statements.

     Section 3.10   TAX RETURNS.

     Each of the Borrowers and their Included Subsidiaries has filed all federal, state and local tax returns required to be filed by it and has not failed to pay any taxes, or interest and penalties relating thereto, on or before the due dates thereof. There are no waivers or agreements by any Borrower or any of their Included Subsidiaries for the extension of time for the assessment of any tax. Except for tax liabilities not in excess of $1,000,000 in the aggregate with respect to the Borrowers and all Included Subsidiaries and except to the extent that reserves therefor are reflected in the Financial Statements, (a) there are no material federal, state or local tax liabilities of any Borrower or any Included Subsidiary thereof due or to become due for any tax year ended on or prior to December 31, 1995 whether incurred in respect of or measured by the income of such Borrower or any Included Subsidiary thereof, which are not properly reflected in the Financial Statements, and (b) there are no material claims pending or, to the knowledge of any Borrower, proposed or threatened against the Borrower or any Included Subsidiary thereof for past federal, state or local taxes, except those, if any, as to which proper reserves are reflected in the Financial Statements.

     Section 3.11   INTANGIBLE ASSETS.

     Except as set forth in Exhibit 3.11 hereto, to Borrower's knowledge, each of the Borrowers and their Included Subsidiaries possesses all necessary franchises, patents, licenses, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct its business as now conducted and as proposed to be conducted, without any conflict with the franchises, patents, licenses, trademark rights, trade names, trade name rights and copyrights of others.

     Section 3.12   NAME CHANGES.

     Except as described in Exhibit 3.12 attached hereto and made a part hereof, none of the Borrowers or Included Subsidiaries has within the six-year period immediately preceding the date of this Agreement, changed its name, been the surviving entity of a merger or consolidation, or acquired all or substantially all of the assets of any Person.

     Section 3.13   FULL DISCLOSURE.

     None of the Financial Statements, nor any certificate, opinion, or any other statement made or furnished in writing to any Lender by or on behalf of any of the Borrowers in connection with this Agreement or the transactions contemplated herein, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading, as of the date such statement was made. There is no fact known to any Borrower which has, or would in the now foreseeable future have, a Material Adverse Effect, which fact has not been set forth herein, in any of the Financial Statements or any certificate, opinion, or other written statement so made or furnished to any Lender.

     Section 3.14   ERISA.

          (a) The Borrowers and their Included Subsidiaries have no pension or other employee benefit plans which are subject to the provisions of Title IV of ERISA (any such plans which have been or may hereafter be adopted or assumed by the Borrowers and their Included Subsidiaries are hereinafter referred to individually as a "Plan" and, collectively, as the "Plans"), the application of which could give rise to direct or contingent liabilities of the Borrowers and their Included Subsidiaries to the Pension Benefit Guaranty Corporation ("PBGC"), the Department of Labor or the Internal Revenue Service ("IRS"). None of the Borrowers nor any of their Included Subsidiaries is a participating employer in any Plan under which more than one employer makes contributions as described in Sections 4063 and 4064 of ERISA. The Borrowers and their Included Subsidiaries have no withdrawal liability to any multiemployer plan and no withdrawal from any multiemployer plan is contemplated or pending by any of the Borrowers or their Included Subsidiaries.

          (b) The Borrowers and their Included Subsidiaries are and have at all times been in full compliance with all applicable provisions of ERISA.

          (c) With respect to any of the Plans, Borrowers and their Included Subsidiaries have no knowledge of any Reportable Event, as described in Section 4043 of ERISA, except that there has or may have occurred (1) a reduction in the number of active participants as described in Section 4043(b) (3) of ERISA; (2) a termination or partial termination; or (3) a merger or consolidation with, or transfer of assets to, another plan. The Borrowers and their Included Subsidiaries have no outstanding liability to the PBGC for reason of any such Reportable Event, and the Borrowers and their Included Subsidiaries have not received any notice from the PBGC that any of the Plans should be terminated or from the Secretary of the Treasury that any partial or full termination of any of the Plans has occurred.

          (d) No termination proceedings with respect to any of the Plans have been commenced and have not yet been concluded.

          (e) With respect to any of the Plans, there has not occurred any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code) for which a prohibited transaction exemption has not been provided by statute or regulation, ruling or opinion issued by the Department of Labor or Internal Revenue Service and which may result in the imposition upon the Borrowers or their Included Subsidiaries of any prohibited transaction excise tax or civil liability under Section 502(i) of ERISA.

          (f) The Borrowers and their Included Subsidiaries have made all required contributions under the Plans for all periods through and including the date hereof or adequate accruals therefor have been provided for as shown in the Financial Statements. No "accumulated funding deficiency" (as defined in section 302 of ERISA) has occurred with respect to any of the Plans.

For purposes of this Agreement, all references to "ERISA" shall be deemed to refer to the Employee Retirement Income Security Act of 1974 (including any sections of the Internal Revenue Code of 1986 amended by it), as heretofore amended and as it may hereafter be amended or modified, and all regulations promulgated thereunder, and all references to the Borrowers and their Included Subsidiaries in this Section 3.14, or in any other Section of this Agreement relating to ERISA, shall be deemed to refer to the Borrowers and their Included Subsidiaries, and all other entities which are part of a controlled or affiliated group or under common control with the Borrowers and their Included Subsidiaries within the meaning of Sections 414(b), 414(c) and 415(h) of the Internal Revenue Code of 1986, as amended, and Section 4001(a) (2) of ERISA.

     Section 3.15 EMPLOYEE GRIEVANCES.

     There are no actions or proceedings pending or, to the best of any Borrower's knowledge, threatened against any Borrower or any Included Subsidiary thereof, by or on behalf of or with respect to its employees, which would have a Material Adverse Effect.

     Section 3.16 INDEBTEDNESS.

     There is set forth on Exhibit 3.16 annexed hereto a true and complete schedule of all Indebtedness for borrowed money (including guaranties of borrowed money) and Capitalized Lease Obligations of the Borrowers and each Included Subsidiary thereof in existence as of the date of this Agreement, setting forth with respect to all such indebtedness, the holders, the payment schedules and the interest or other charges payable.

     Section 3.17   INVESTMENT COMPANY.

     No Borrower is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is any Borrower controlled by such a company.

Article 4.     THE CLOSINGS; CONDITIONS TO THE LOAN.

     Section 4.1    THE CLOSING.

     Subject to the satisfaction of the conditions precedent set forth in
Section 4.2 hereof, the Closing shall take place at the offices of Blank Rome Comisky & McCauley, counsel to the Agent, simultaneously with the execution and delivery of this Agreement.

     Section 4.2    CONDITIONS TO INITIAL ADVANCE.

     The obligation of Lenders to lend the initial Advance shall be subject to the fulfillment (to the satisfaction of the Agent) of the following conditions precedent:

          (a) Each Borrower shall have executed and delivered to Agent the Notes.

          (b) SSI and SSD shall have executed and delivered to Agent the Pledge Agreement as required by Section 2.14 hereof.

          (c) All Subsidiaries of SSI of which the Borrowers own at least 80% of the issued and outstanding common stock (except for Premier Solutions Ltd.) (the "80% Subsidiaries" or the "Guarantors"), shall have each executed and delivered to Agent their respective unconditional absolute guaranties of the obligations of the Borrowers hereunder and under the Notes substantially in the form of Exhibit "4.2(c)" hereto, Provided, that with respect to 80% Subsidiaries of which the Borrowers own less than 100% of the issued and outstanding common stock, their guaranties shall be limited in amount to the amount of Borrowers' loans from time to time outstanding to such 80% Subsidiaries.

          (d) Counsel to the Borrowers and counsel for guarantors shall have delivered to Agent their opinions, in form and substance satisfactory to Agent.

          (e)  Agent shall have received copies of the following:

                    (i) All of the consents, approvals and waivers referred to on Exhibit 3.2 hereto, except only those which, as stated on Exhibit 3.2, shall not be delivered and each such consent, waiver and approval so delivered shall be in form and substance satisfactory to Lenders;

                (ii) The certificates of incorporation of each Borrower, and each company that serves as a guarantor of Borrowers' obligations, certified by the Secretary of State of its respective state of incorporation;

               (iii) By-laws of each Borrower and any other guarantor certified by its respective secretary;

                (iv) Copies of all corporate action (including, without limitation, directors' resolutions and stockholders' consents) taken by each Borrower and of Pioneer and any other guarantor to authorize the execution, delivery and performance of any agreement, instruments and documents to which it is a party pursuant hereto or in connection herewith, and an incumbency certificate with respect to each such corporation in each case, certified by its respective secretary;

                 (v) Good standing certificates or telegrams as of dates not more than twenty (20) days prior to the date of the Closing, with respect to each Borrower and each Subsidiary thereof from the Secretary of State of its state of incorporation;

                (vi) Such other documents, including UCC-1 Financing Statement and UCC-3 Amendment Statements (or other document necessary to grant or perfect a lien on personal property or real estate under the applicable law of a particular jurisdiction) as any Lender may require;

          (f) (A) The Borrowers shall have complied and shall then be in compliance with all of the terms, covenants and conditions of this Agreement;

               (B)  There shall exist no Event of Default or Default; and

               (C) The representations and warranties contained in Article 3 hereof shall be true in all material respects;

          (g) Agent shall have received a Certificate (a "Compliance Certificate") of the president, a vice president, the treasurer or the corporate controller of each Borrower dated the date of the Closing certifying that the conditions set forth in Subsection 4.2(f) hereof are satisfied on such date;

          (h) The Borrowers shall have delivered to Agent, initialled by SSI and SSD for identification, copies of the Financial Statements; and

          (i) All legal matters incident to the transactions contemplated hereby shall be satisfactory to counsel to each Lender.

     Section 4.3    CONDITIONS TO SUBSEQUENT ADVANCES.

     The obligation of Lenders to make each Advance subsequent to the initial Advance shall be subject to the fulfillment (to the satisfaction of Agent) of the following conditions precedent:

          (a) Agent shall have received a request for a borrowing as provided for in subsection 2.3 hereof.

          (b) Agent shall have received a Borrowing Base Certificate as required by Section 2.1(a)(ii) hereof, and the matters contained in Section 4.2(f) hereof shall be true as of such date.

          (c) All legal matters incident to such advance shall be satisfactory to counsel for Agent.

Article 5.     DELIVERY OF FINANCIAL REPORTS, DOCUMENTS
               AND OTHER INFORMATION.

     While the Revolving Loan Commitment or any Advance remains outstanding, so long as any Borrower is indebted to the Lenders and until payment in full of the Notes and full and complete performance of all of their other obligations arising hereunder, the Borrowers shall deliver to Agent and to each Lender:

     Section   5.1  ANNUAL FINANCIAL STATEMENTS.

          (a) Annually, as soon as available, but in any event within 100 days after the last day of each of its fiscal years, a Consolidated Balance Sheet of SSI and its Subsidiaries as at such last day of the fiscal year, and Consolidated Statements of operations, shareholders' equity and cash flows of SSI and its Subsidiaries for such fiscal year, each prepared in accordance with generally accepted accounting principles consistently applied, each to be in reasonable detail and certified without qualification or explanatory paragraphs by KPMG Peat Marwick or another firm of independent certified public accountants satisfactory to Agent.

          (b) Annually, as soon as available, but in any event within 120 days after the last day of each of its fiscal years, unaudited Consolidating Balance Sheets of SSI and its Subsidiaries as at such last day of the fiscal year, and unaudited Consolidating Statements of operations and cash flows of SSI and its Subsidiaries, each to be in reasonable detail.

          (c) Annually, as soon as available, but in any event within 120 days after the last day of each of its fiscal years, an unaudited Consolidated Balance Sheet of SSI and its Included Subsidiaries and a schedule showing the calculation of the covenants in Section 6.8, 6.9 and 6.10 of this Credit Agreement each to be in reasonable detail.

     Section 5.2    QUARTERLY FINANCIAL STATEMENTS.

          (a) As soon as available, but in any event within 45 days after the end of the first three fiscal quarterly periods of each fiscal year, an unaudited Consolidated Balance Sheet of SSI and its Subsidiaries, as at such last day of the fiscal quarter, and an unaudited Consolidated Statement of Operations of SSI and its Subsidiaries for such fiscal quarter, and with respect to the second and third fiscal quarters such statements shall also include statements of operations and cash flows for the period from the commencement of the then current fiscal year to the end of such quarter, each to be in reasonable detail and certified by the chief financial officer of the Borrowers as having been prepared in accordance with generally accepted accounting principles consistently applied, subject to year-end audit adjustments.

          (b) As soon as available, but in any event within 45 days after the end of the first three fiscal quarterly periods of each fiscal year, unaudited Consolidating Balance Sheets of SSI and its subsidiaries as at such last day of the fiscal quarter, and unaudited consolidating statements of Operations of SSI and its Subsidiaries, for such fiscal quarter, and with respect to the second and third fiscal quarters such statements shall also include consolidating statements of operations and cash flows for the period from the commencement of the current fiscal year to the end of such quarter, each to be in reasonable detail.

          (c) As soon as available, but in any event within 45 days after the end of the first three fiscal quarterly periods of each fiscal year, an unaudited Consolidated Balance Sheet of SSI and its Included Subsidiaries and a schedule showing a calculation of the covenants in Sections 6.8, 6.9 and 6.10 of this Credit Agreement each to be in reasonable detail.

     Section 5.3    ADDITIONAL INFORMATION.

     Promptly after a written request therefor, such other financial data or information evidencing compliance with the requirements of this Agreement, the Note and the Security Documents, as Agent may reasonably request from time to time.

     Section 5.4    NO DEFAULT CERTIFICATE.

     At the same time as it delivers the financial statements required under the provisions of Sections 5.1 and 5.2, a Certificate of the president, treasurer, corporate controller or any vice president of SSI, to the effect that no Event of Default hereunder, or Default, has occurred and is continuing, or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement. Such certificate shall be accompanied by a detailed calculation indicating compliance with the covenants contained in Sections 6.8,
6.9 and 6.10 hereof.

     Section 5.5    COPIES OF OTHER REPORTS.

     Promptly upon receipt thereof, copies of all other final reports submitted to the Borrowers by its independent accountants in connection with any annual or interim audit of the books of the Borrowers made by such accountants.

     Section 5.6    COPIES OF DOCUMENTS.

     Promptly upon their becoming available, copies of any
(a) financial statements, notices (other than routine correspondence), requests for waivers and proxy statements delivered by any Borrower or any Subsidiary thereof to any other lending institution or to its stockholders (as such); (b) material non-routine correspondence or material official notices received by any Borrower or any Subsidiary thereof from any federal, state or local governmental authority which regulates the operations of such Borrower; (c) registration statements and any amendments and supplements thereto, and any regular and periodic reports, if any, filed by any Borrower or any Subsidiary thereof with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of the said Commission (including without limitation form 10-K not later than 90 days after the last day of each fiscal year of SSI and form 10-Q not later than 45 days after the last day of each fiscal quarter of SSI); (d) all form 8-Ks not later than 15 days after filing; and (e) letters of comment or material non-routine correspondence sent to any Borrower or any Subsidiary thereof by any such securities exchange or such Commission in relation to such corporation and its affairs.

     Section 5.7    NOTICE OF DEFAULTS.

     Promptly, notice of the occurrence of an Event of Default hereunder, or Default which would constitute or cause a material adverse change in the condition, financial or otherwise, or the operations of any Borrower or Subsidiary thereof.

     Section 5.8    ERISA NOTICES.

          (a) Concurrently with such filing, a copy of each annual report which is filed with respect to each Plan with the Secretary of Labor or the PBGC; and

          (b) promptly, upon their becoming available, copies of: (i) all non-routine correspondence with the PBGC, the Secretary of Labor or any representative of the IRS with respect to any Plan; (ii) copies of all reports received by any Borrower or Subsidiary from its actuary with respect to any Plan; and (iii) copies of any notices of Plan termination filed by any Plan Administrator (as those terms are used in ERISA) with the PBGC and of any notices from the PBGC to any Borrower or Subsidiary with respect to the intent of the PBGC to institute involuntary termination proceedings; and (iv) copies of all non-routine correspondence with the plan sponsor with respect to any multiemployer plan.

Article 6.     COVENANTS.

     While the Revolving Loan Commitment or any Advance remains outstanding, so long as any Borrower is indebted to the Lenders and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder:

     Section 6.1    PAYMENT OF TAXES AND CLAIMS.

     The Borrowers will pay and discharge, and will cause the Included Subsidiaries to pay and discharge, before they become delinquent:

          (a) all taxes, assessments, and governmental charges or levies imposed upon each such corporation, its income or its Property;

          (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid, might result in the creation of a Lien upon any such corporation's Property;

          (c) all claims, assessments, or levies required to be paid by any such entity pursuant to any agreement, contract, law, ordinance, or governmental rule or regulation governing any pension, retirement, profit-sharing or any similar plan of any such corporation; and

          (d)  all other obligations and liabilities of each such corporation;

where in any such case the failure to pay or discharge would have a Material Adverse Effect; provided, that items of the foregoing description need not be paid while being contested in good faith and by appropriate proceedings and provided further that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against the Collateral.

     Section 6.2 MAINTENANCE OF PROPERTIES, INSURANCE, RECORDS AND CORPORATE EXISTENCE; INSPECTIONS AND AUDITS; ETC.

     The Borrowers will, and will cause their Included Subsidiaries (or, with respect to subpart (e) hereof, their 80% Subsidiaries) to:

          (a) PROPERTY. Maintain their respective Properties in good condition, working order and repair, subject to normal wear and tear.

          (b)  INSURANCE.

                 (i) Maintain, with financially sound and reputable insurers, insurance with respect to their respective Properties and businesses against such casualties and contingencies of such types and in such amounts as is customary in the case of corporations of established reputations engaged in the same or a similar business and file with Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of insurance, dates of the expiration thereof and the properties and risks covered thereby.

                (ii) Pay all premiums to the PBGC as may be required for the plan termination and insolvency insurance provided by the PBGC.

          (c) FINANCIAL RECORDS. Keep proper books of record and account in a manner satisfactory to Agent in which full, true and correct entries in accordance with generally accepted accounting principles shall be made of all dealings or transactions in relation to its business activities.

          (d) MAINTENANCE OF EXISTENCE. Subject to the terms of Section 6.7 hereof, do or cause to be done all things necessary to preserve and keep in full force and effect its and each Included Subsidiary's corporate existence and all franchises, rights and privileges necessary for the proper conduct of its and their respective businesses, continue to engage, and cause each Subsidiary to continue to engage, in the same type of business as it and they, respectively, are presently engaged.

          (e) DELIVERY OF AMENDMENTS. Promptly deliver to Agent copies of any amendments or modifications to its and each 80% Subsidiary's and Additional 80% Subsidiary's (as defined in Section 6.18 hereof) certificate of incorporation or by-laws, certified, with respect to the certificate of incorporation, by the Secretary of State of its jurisdiction of incorporation and, with respect to the by-laws, by the Secretary of the corporation.

          (f) NOTICE OF DISPUTES. Promptly notify Agent in writing of any litigation, legal proceeding or dispute which might result in liability in excess of $5,000,000 whether or not fully covered by insurance.

          (g) COMPLIANCE WITH LAW. Comply with all laws, ordinances, governmental rules and regulations to which such entity is subject (including, without limitation, ERISA and environmental laws) and obtain any licenses, permits, franchises, or other governmental authorizations necessary to the ownership of their respective Properties or to the conduct of their respective businesses, where in any such event the failure to do so would have a Material Adverse Effect.

          (h) INSPECTIONS AND AUDITS. Permit each Lender to make or cause to be made, at the Borrowers' expense (which expense shall be limited to a reasonable amount prior to any Default), inspections and audits of any books, records and papers of each Borrower and Included Subsidiary and to make extracts therefrom, or to make inspections and examinations of any properties and facilities of any Borrower or Included Subsidiary on reasonable notice, at all such reasonable times and as often as any Lender may require.

     Section 6.3    INDEBTEDNESS.

     The Borrowers shall not, and shall not permit any Included Subsidiary to, create, incur, permit to exist or have outstanding any Indebtedness, except:

          (a) Indebtedness of the Borrowers to the Bank under this Agreement and the Notes and Indebtedness of Included Subsidiaries to the Borrowers arising from loans and intercompany advances as and to the extent permitted under
Section 6.6 hereof;

          (b) Taxes, assessments and governmental charges, current trade accounts payable, accrued expenses, customer payments received in advance and deferred liabilities other than for borrowed money (e.g., deferred compensation and deferred taxes), in each case incurred and continuing in the ordinary course of business;

          (c)  Existing Indebtedness for borrowed money set forth on Exhibit
3.16 annexed hereto;

          (d) Purchase money Indebtedness (including Capitalized Lease Obligations) hereafter incurred for equipment or real estate in an amount not to exceed $3,000,000 at any time outstanding in the aggregate for the Borrowers and the Included Subsidiaries;

          (e) Indebtedness of Borrowers owing to their 80% Subsidiaries or to Persons in which Investments have been or hereafter are made (as permitted in Section 6.6 hereof) in an aggregate amount not to exceed $20,000,000 at any time outstanding; and

          (f) Indebtedness for borrowed money of the Included Subsidiaries in an aggregate amount not to exceed $8,000,000 at any time outstanding for all Included Subsidiaries.

     Section 6.4    LIENS.

     No Borrower will, nor will the Borrowers permit any Included Subsidiary to, cause or permit in the future (upon the happening of a contingency or otherwise) any of their respective Properties, whether now owned or hereafter acquired, to be subject to a Lien except:

          (a)  Liens created by the Security Documents;

          (b) Liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established as required in accordance with generally accepted accounting principles;

          (c) Pledges or deposits to secure obligations under workmen's compensation laws or similar legislation; pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which either of the Borrowers or any Included Subsidiary is a party; deposits to secure public or statutory obligations; materialmen's, mechanics', carriers', workmen's, repairmen's or other like liens, or deposits to obtain the release of such liens, in an aggregate amount with respect to the Borrowers and all Included Subsidiaries not exceeding $500,000 at any one time outstanding; and deposits to secure surety, appeal or customs bonds on which either of the Borrowers or any Included Subsidiary is the principal; as to all of the foregoing, however, only to the extent arising and continuing in the ordinary course of business;

          (d)  Existing Liens set forth on Exhibit 3.16 annexed hereto;

          (e) Purchase Money Liens on equipment and real estate to secure purchase money Indebtedness permitted by Section 6.3(d) hereof; and

          (f) Liens on assets of the Included Subsidiaries to secured Indebtedness permitted by Section 6.3(e) hereof.

     Section 6.5    GUARANTIES.

     The Borrowers and their Included Subsidiaries shall not assume, endorse, be or become liable for, or guarantee, the obligation of any Person, except:

          (a) by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

          (b)  guaranties existing on the date hereof as set forth on Exhibit
3.16 hereto;

          (c) future guaranties to the extent that, after giving effect to such future guaranties, the aggregate amount of all guaranties by the Borrowers and their Included Subsidiaries (including those referred to in Paragraph (b) hereof and excluding those referred to in Paragraph (a) hereof) would not exceed Thirty Five Million ($35,000,000.00) at any time outstanding, provided that in no event will any such guaranty(ies) heretofore or hereafter issued for the indebtedness or obligations of any one Person exceed $10,000,000 in the aggregate at any time outstanding.

For the purposes hereof, the term "guaranties" shall mean any obligation to pay money on behalf of or in regard to another Person, including without limitation any obligation as guarantor, surety, purchaser, indemnitor, lessee, repurchaser, investor, contributor, subscriber, lender or otherwise. It is intended that the term "guaranties" be interpreted in the broadest sense possible and the examples in the foregoing sentence are illustrations and not limitations.

Furthermore, reimbursement obligations with respect to Letters of Credit shall not be "guaranties" for purposes of this Section 6.5.

     Section 6.6    INVESTMENTS AND LOANS.

     The Borrowers and their Included Subsidiaries may make Investments in other Persons, in addition to Investments existing on the date of Closing and disclosed in Exhibit "6.6" hereto, subject to the following limitations:

          (a)    (i)     The aggregate of all Investments may not exceed
$200,000,000 in the aggregate for Borrowers' fiscal years 1996 and 1997 and may not exceed $50,000,000 for each fiscal year thereafter.

                (ii) Subject to the overall limit in subsection (a)(i) Borrowers may only invest in any fiscal year, whether as further Investment in a Person in which an Investment has previously been made or as a new Investment in a new Person, $30,000,000 per Investment for up to two such Investments and $20,000,000 per Investment for other Investments.

          (b) Borrowers shall notify Agent of any Investment in any Person in which no previous Investment has been made by any Borrower, within a reasonable period after making such Investment, and shall provide Agent with full information on the Investment, including without limitation, balance sheets, statements of income, statements of stockholders equity and such other information as Agent may request.

     Section 6.7    CONSOLIDATION AND MERGER.

     No Borrower will, nor will the Borrowers permit any Included Subsidiary to, consolidate with or merge into any other Person (including, without limitation, either Borrower or any Subsidiary) or permit any other Person to consolidate with or merge into any Borrower or Included Subsidiary except that SSD may merge with and into SSI.

     Section 6.8    TANGIBLE NET WORTH.

     The Borrowers shall not permit Tangible Net Worth at any time to be less than $161,000,000 plus 75% of after tax earnings for all periods after December 31, 1995 (determined on a cumulative basis), tested as set forth in Section 1.3 hereof.

     Section 6.9    FUNDED DEBT TO TANGIBLE NET WORTH.

     The Borrowers shall not permit the ratio of Funded Debt to Tangible Net Worth at any time to be greater than 0.70 to 1, tested as set forth in Section
1.3 hereof.

     Section 6.10   INTEREST COVERAGE RATIO.

     The Borrowers shall not permit the Interest Coverage Ratio to be less than
1.25 to 1 at any time, tested as set forth in Section 1.3 hereof.

     Section 6.11   CHANGE OF BUSINESS; SALE OF ASSETS.

     The Borrowers shall not, and shall not permit any Included Subsidiary, to make any material change in its business or in the nature of its operations or liquidate or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, or otherwise dispose of any of its Properties, assets or business, except in the ordinary course of business for a fair consideration, or dispose of any shares of stock or any Indebtedness of others owing to either Borrower or any Included Subsidiary whether now owned or hereafter acquired; provided, however, that nothing contained in this Section 6.11 shall prohibit
(i) the sale of any Investment, the stock of which Investment is not a part of the Pledged Securities, so long as Bank has consented to the sale of such Investment, in writing, or (ii) the making of any Investment permitted under
Section 6.6 hereof, or (iii) sales of Pledged Securities in the ordinary course of either Borrower's business provided that Borrowers are at all times in compliance with the Collateral Coverage Ratio and subject to the terms of
Section 4(c) of the Pledge Agreement.

     Section 6.12   LEASES.

     The Borrowers shall not, and shall not permit their Included Subsidiaries to, enter into any leases (other than leases giving rise to Capitalized Lease Obligations) to the extent that, after giving effect to any such lease, the aggregate amount of rental payments and all other payments by the Borrowers and their Included Subsidiaries under such leases in any fiscal year of SSI would exceed $5,000,000.

     Section 6.13   ISSUANCE OF STOCK.

     The Borrowers will not permit SSD, or any Person who has guaranteed Borrowers' obligations to the Bank pursuant to Sections 4.2(c) or 6.18 hereof, to, issue, sell or dispose of any shares of stock of any class, excluding stock hereafter issued pursuant to outstanding warrants, options, option plans, contracts or commitments listed in Exhibit 3.1.

     Section 6.14   FISCAL YEAR.

     The Borrowers and their Included Subsidiaries shall not change their fiscal year.

     Section 6.15   [INTENTIONALLY OMITTED]

     Section 6.16   ERISA COMPLIANCE; OBLIGATIONS.

          (a)  The Borrowers and their Included Subsidiaries shall:

                 (i) comply in all material respects with all applicable provisions of ERISA now or hereafter in effect;

                (ii) promptly notify the Bank in writing of the occurrence of any Reportable Event, as defined in ERISA together with a description of such Reportable Event and a statement of the action that any such Borrower or Included Subsidiary intends to take with respect thereto, together with a copy of the notice (if any) thereof given to the PBGC; and

               (iii) promptly notify Agent in writing of any proposed withdrawal from a multiemployer plan.

          (b)  The Borrowers and their Included Subsidiaries will not:

                 (i) be or become obligated to the PBGC or any multiemployer plan in excess of $500,000; or

                (ii) be or become obligated to the IRS with respect to excise or other penalty taxes provided for in those provisions of the Internal Revenue Code which were enacted pursuant to ERISA, as now in effect or hereafter amended or supplemented, in excess of $500,000.

     Section 6.17   PREPAYMENTS.

     None of the Borrowers or any Included Subsidiary thereof will make any voluntary or optional prepayment of any Indebtedness for borrowed money incurred or permitted to exist under the terms of this Agreement, other than Indebtedness evidenced by the Notes, subject to the prepayment terms hereof, and other than with respect to the Subordinated Debenture.

     Section 6.18   GUARANTEES OF NEWLY ACQUIRED SUBSIDIARIES.

     If Borrowers should acquire any additional Subsidiaries, SSI will not disburse any of the proceeds of the Loan to any such Subsidiary unless and until, as to any Subsidiary in which any Borrower owns more than 80% of the issued and outstanding common stock of such Subsidiary ("Additional 80% Subsidiaries" or "Guarantors"), such Additional 80% Subsidiary shall have delivered to each Lender an absolute unconditional guarantee of such Lender's Pro Rata Percentage of the Loan and the obligations of the Borrowers hereunder and under the Notes (limited, however, in amount, with respect to Additional 80% Subsidiaries in which Borrowers own less than 100% of the issued and outstanding common stock, to the amount of Borrowers' loans from time to time outstanding to such Additional 80% Subsidiaries) substantially in the form of Exhibit "6.18", together with (i) the certificate of incorporation of such corporation certified by its secretary, (ii) the by-laws of such corporation certified by its secretary, (iii) copies of all corporate action (including, without limitation, directors' resolutions and stockholders' consents) to authorize the execution, delivery and performance of such guarantee, (iv) a certificate of incumbency of the officer executing such guarantee certified by such corporation's secretary, and (v) a certificate of good standing or telegram from the Secretary of State of such corporation dated not more than ten (10) days prior to the date of the delivery of such guarantee.

     Section 6.19   LETTERS OF CREDIT.

     Neither the Borrowers nor any Included Subsidiary shall obtain any letters of credit or enter into any agreements or execute any obligations with respect to letters of credit except with respect to Letters of Credit issued by Issuer pursuant hereto.

     Section 6.20   DISPOSITIONS.

     The Borrowers shall notify Agent of the disposition of the capital stock or other ownership interest in any Person by telephone at the latest contemporaneously therewith followed promptly by written notice. In the event of the disposition of Pledged Securities written notice shall not be later than twenty-four (24) hours after the time when Agent is to deliver such Pledged Securities. The proceeds of the sale of any Collateral shall be applied as set forth in Section 4(c) of the Pledge Agreement.

Article 7.     EVENTS OF DEFAULT; REMEDIES.

     Any one or more of the following events shall constitute an Event of
Default:

     Section 7.1    PAYMENTS.

          (a) Failure to make any payment of principal or interest upon the Note, or to make any payment of the commitment fee, within seven (7) days after the date upon which any such payment is due; or

          (b) Should the principal balance (including the face amount of outstanding Letters of Credit and unreimbursed draws under Letters of Credit) outstanding under the Loan at any time exceed the Collateral Coverage Base; or

     Section 7.2    COVENANTS.

     Failure by any Borrower or Subsidiary (or Included Subsidiary, as applicable) to perform or observe any of their respective agreements contained in Article 6 hereof (except Sections 6.1, 6.2, 6.8, 6.9, 6.10 or 6.16(a) of
Article 6); or

     Section 7.3    OTHER COVENANTS.

     Failure by any Borrower or any Subsidiary (or Included Subsidiary, as applicable) to perform or observe any other term, condition or covenant of this Agreement not described in Section 7.2 above, the Notes, the Security Documents, or any other agreement or document delivered pursuant hereto or thereto which shall remain unremedied for a period of thirty (30) days after notice thereof shall have been given by Agent to SSI; or

     Section 7.4    OTHER DEFAULTS.

          (a) Failure by any Borrower or Included Subsidiary to perform or observe any term, condition or covenant of any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or similar instrument (including, without limitation, any debt which is subordinated to the obligations created pursuant to this Agreement) to which any Borrower or Included Subsidiary is a party or by which it is bound, or by which any of its Properties or assets may be affected (a "Debt Instrument"), and, as a result thereof (assuming the giving of appropriate notice thereof, if required), Indebtedness in excess of $3,000,000 which is included therein or secured or covered thereby shall have been declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or

          (b) Any event or condition referred to in any Debt Instrument shall have occurred or failed to occur, and, as a result thereof, Indebtedness in excess of $3,000,000 which is included therein or secured or covered thereby shall have been declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or

          (c) Failure to pay any Indebtedness for borrowed money in excess of $3,000,000 due at final maturity or pursuant to demand under any Debt Instrument.

     Section 7.5    REPRESENTATIONS AND WARRANTIES.

     Any representation or warranty made in writing to Agent or any Lender in any of the Loan Documents or in connection with the making of the Loan, or any certificate, statement or report made or delivered in compliance with this Agreement, shall have been false or misleading in any material respect when made or delivered; or

     Section 7.6    BANKRUPTCY.

          (a) Any Borrower or Subsidiary shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent or bankrupt, suffer an order for relief under any federal bankruptcy law, petition or apply to any tribunal for the appointment of a receiver, custodian, or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, which remains undismissed for a period of sixty (60) days or more; or any order for relief shall be entered in any such proceeding; or any Borrower or Subsidiary by any act or omission shall indicate its consent to, approval of or acquiesced in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more; or

          (b) Any Borrower or Subsidiary shall generally not pay its debts as such debts become due; or

          (c) Any Borrower or Subsidiary shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings or distraint which is not vacated within sixty (60) days from the date thereof; or

     Section 7.7    JUDGMENTS.

     Any judgment against any Borrower or Subsidiary or any attachment, levy of execution against any of their respective properties for any amount in excess of $3,000,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of sixty (60) days or more; or

     Section 7.8    ERISA.

          (a) The termination of any Plan or the institution by the PBGC of proceedings for the involuntary termination of any Plan, in either case, with a vested unfunded liability in excess of $3,000,000; or

          (b) Failure by any Borrower or Subsidiary to fund, in accordance with the applicable provisions of ERISA, each of the Plans hereafter established or assumed by it provided, that such failure to fund shall not constitute an Event of Default hereunder unless such failure shall continue for 5 days after the date on which such funding was required; or

          (c) The withdrawal by any Borrower or Subsidiary from any multiemployer plan giving rise to a withdrawal liability in excess of $3,000,000; or

     Section 7.9    LIENS.

     Any of the Liens created and granted to the Lenders under the Security Documents shall at any time fail to be valid, first, perfected Liens, subject to no prior or equal Lien; or

     Section 7.10   OWNERSHIP.

          Any Person shall acquire more than 30 percent of the issued and outstanding capital stock of SSI.

     Section 7.11   REMEDIES.

          (a) In addition to all other rights, options and remedies granted or available to Agent or Lenders under this

Agreement or the other Loan Documents or otherwise available at law or in equity, upon or at any time after the occurrence and during the continuance of a Default or an Event of Default, all obligations of Lenders to make further Advances shall, at Agent's discretion (but subject to Section 8.15 hereof), cease.

          (b) In addition to all other rights, options and remedies granted or available to Agent under this Agreement or the other Loan Documents, Agent may, in its discretion (but subject to Section 8.15 hereof), upon or at any time after the occurrence and during the continuance of an Event of Default, terminate the Revolving Loan and declare the Obligations immediately due and payable, all without demand, notice, presentment or protest or further action of any kind (it also being understood that the occurrence of any of the events or conditions set forth in Section 7.6 shall automatically cause an acceleration of the Obligations).

          (c) In addition to all other rights, options and remedies granted or available to Agent, under this Agreement or the other Loan Documents, upon or at any time after the occurrence and during the continuance of an Event of Default, Borrowers shall be obligated to deliver and pledge to Agent, on behalf of all Lenders, cash collateral in the amount of all outstanding Letters of Credit.

          (d) In addition to all other rights, options and remedies granted or available to Agent under this Agreement or the other Loan Documents, Agent may in its discretion (but subject to Section 8.15 hereof), upon or at any time after the acceleration of the Obligations following occurrence of an Event of Default, exercise all rights under the UCC and any other applicable law or in equity, and under all Loan Documents permitted to be exercised after the occurrence of an Event of Default.

          (e) All rights and remedies granted Agent hereunder and under the other Loan Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Agent may proceed with any number of remedies at the same time until all Obligations are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Agent, upon or at any time after the occurrence of an Event of Default, may proceed against any Borrower, at any time, under any agreement, with any available remedy and in any order.

Article 8.     THE AGENT.

     As between Agent, on one hand, and Lenders, on the other hand, Agent and each Lender, who are now or shall become parties to this Agreement, agree as follows:

     8.1 APPOINTMENT AND AUTHORIZATION. Each Lender, and each subsequent holder of any of the Notes by its acceptance thereof, hereby irrevocably appoints and authorizes Agent to take such action on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Subject to the provisions of this Agreement, Agent will handle all transactions relating to the Loans and all other Obligations, including, without limitation, all transactions with respect to Letters of Credit, this Agreement, the Loan Documents and all related documents in accordance with its usual banking practices. Except as otherwise expressly provided herein, Borrowers are hereby authorized by Lenders to deal solely with Agent in all transactions which affect Lenders under this Agreement and the Loan Documents. The rights, privileges and remedies accorded to Agent hereunder shall be exercised by Agent on behalf of all of Lenders.

     8.2 GENERAL IMMUNITY. In performing its duties as Agent hereunder, Agent will take the same care as it takes in connection with loans in which it alone is interested. Subject to Section 8.6 of this Agreement, neither Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith except as such action or omission are caused solely from its or their own gross negligence or willful misconduct unless such action was taken or omitted to be taken by Agent at the direction of Majority Lenders.

     8.3 CONSULTATION WITH COUNSEL. Agent may consult with legal counsel and any other professional advisors or consultants deemed necessary or appropriate and selected by Agent and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     8.4 DOCUMENTS. Agent shall not be under a duty to examine into or pass upon the effectiveness, genuineness or validity of this Agreement or any of the Notes or any other instrument or document furnished pursuant hereto or in connection herewith, and Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be. In addition Agent shall not be liable for failing to make any inquiry concerning the accuracy, performance or observance of any of the terms, provisions or conditions of such instrument or document. Agent shall furnish to Lenders copies of all notices and financial statements received from Borrowers hereunder.

     8.5 RIGHTS AS A LENDER. With respect to its applicable Pro Rata Percentage of the Loan, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity as a "Lender". Subject to the provisions of this Agreement, Agent may accept deposits from, lend money to and generally engage in any kind of banking or trust business with Borrowers and their affiliates and Subsidiaries as if it were not Agent.

     8.6 RESPONSIBILITY OF AGENT. It is expressly understood and agreed that the obligations of Agent hereunder are only those expressly set forth in this Agreement and that Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless Agent has actual knowledge of such fact. Except to the extent Agent is required by Lenders pursuant to the express terms hereof to take a specific action, Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement and the Loan Documents. Agent shall incur no liability under or in respect of this Agreement and the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable under the circumstances. It is agreed among Agent and Lenders that Agent shall have no responsibility to carry out audits or otherwise examine the books and records or properties of Borrowers, except as Agent in its sole discretion deems appropriate or as otherwise expressly required hereunder. The relationship between Agent and each Lender is and shall be that of agent and principal only and nothing herein shall be construed to constitute Agent a joint venturer with any Lender, a trustee or fiduciary for any of Lenders or for the holder of a participation therein nor impose on Agent duties and obligations other than those set forth herein.

     8.7  COLLECTIONS AND DISBURSEMENTS.

          (a) Agent will have the right to collect and receive all payments of the Obligations, and to collect and receive all reimbursements for draws made under the Letters of Credit, together with all fees, charges or other amounts due under this Agreement and the Loan Documents, and Agent will remit to each Lender, according to its applicable Pro Rata Percentage, all such payments actually received by Agent (subject to any required clearance procedures) in accordance with the settlement procedures established by Agent from time to time, provided that each Lender acknowledges that the Agent Fee and issuance and other administrative fees for Letters of Credit may be retained by Agent for its own account.

          (b) If any such payment received by Agent is rescinded or otherwise required to be returned for any reason at any time, whether before or after termination of this Agreement and the Loan Documents, each Lender will, upon written notice from Agent, promptly pay over to Agent its Pro Rata Percentage of the amount so rescinded or returned, together with interest and other fees thereon if also required to be rescinded or returned.

          (c) All payments by Agent and Lenders to each other hereunder shall be in immediately available funds. Agent will at all times maintain proper books of account and records reflecting the interest of each Lender in the Revolving Loan, in a manner customary to Agent's keeping of such records, which books and records shall be available for inspection by each Lender at reasonable times during normal business hours, at such Lender's sole expense. Agent may treat the payees of any Revolving Loan Note as the holder thereof until written notice of the transfer thereof shall have been received by Agent. In the event that any Lender shall receive any payments in reduction of the Revolving Loan in an amount greater than its applicable Pro Rata Percentage in respect of indebtedness to Lenders evidenced hereby (including, without limitation amounts obtained by reason of setoffs), such Lender shall hold such excess IN TRUST for Agent (on behalf of all other Lenders) and shall promptly remit to Agent such excess amount so that the amounts received by each Lender hereunder shall at all times be in accordance with its applicable Pro Rata Percentage. To the extent necessary for each Lender's actual percentage of all outstanding Advances to equal its applicable Pro Rata Percentage, any Lender having a greater share of any payment(s) than its applicable Pro Rata Percentage shall acquire a participation in the applicable Pro Rata Percentage of the other Lenders as determined by Agent.

     8.8 INDEMNIFICATION. Lenders hereby each indemnify Agent (and Issuer with respect to Letters of Credit) ratably according to each Lender's Pro Rata Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent (or Issuer, as the case may be) in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent (or Issuer, as the case may be) under or related to this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Agent's (or Issuer's, as the case may be) gross negligence or willful misconduct unless such action was taken or omitted by Agent (or Issuer, as the case may be) at the direction of the Majority Lenders. Agent shall have the right to deduct, from any amounts to be paid by Agent to any Lender hereunder, any amounts owing to Agent by such Lender by virtue of this paragraph.

     8.9  EXPENSES.

          (a) All out-of-pocket costs and out-of-pocket expenses incurred by Agent and not reimbursed on demand by Borrowers, in connection with the amendment, administration, termination, work-out, forbearance and enforcement of the Revolving Loan (including, without limitation, audit expenses, counsel fees and expenditures to protect, preserve and defend Agent's and each Lender's rights and interest under the Loan Documents) shall be shared and paid on demand by Lenders pro rata based on their applicable Pro Rata Percentage.

          (b) Agent may deduct from payments or distributions to be made to Lenders such funds as may be necessary to pay or reimburse Agent for such costs or expenses.

     8.10 NO RELIANCE. By execution of or joining in this Agreement, each Lender acknowledges that it has entered into this Agreement and the Loan Documents solely upon its own independent investigation and is not relying upon any information supplied by or any representations made by Agent. Each Lender shall continue to make its own analysis and evaluation of Borrowers. Agent makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, any obligor or any account debtor of any Borrower; the accuracy, sufficiency or currency of any information concerning the financial condition, prospects or results of operations of any Borrower; or for sufficiency, authenticity, legal effect, validity or enforceability of the Loan Documents. Agent assumes no responsibility or liability with respect to the collectibility of the Obligations or the performance by Borrowers of any obligation under the Loan Documents.

     8.11 REPORTING. During the term of this Agreement, Agent will, to the extent not required to be delivered by Borrowers to each Lender pursuant to the other terms of this Agreement, promptly furnish each Lender with copies of all financial statements of Borrowers to be delivered to or obtained by Agent hereunder. Agent will immediately notify Lenders when it receives actual knowledge of any Event of Default under the Loan Documents.

     8.12 REMOVAL OF AGENT.  Agent may resign at any time upon giving thirty
(30) days prior written notice thereof to Lenders and Borrowers. Agent may be removed as Agent hereunder upon the written consent of all Lenders exclusive of Agent upon the following: (i) wilful misconduct in the performance of Agent's duties or responsibilities under this Agreement; or (ii) if a receiver, trustee or conservator is appointed for Agent or any state or federal regulatory authority assumes management or control of Agent or if, under applicable law, the administrative or discretionary duties and responsibilities of Agent hereunder become controlled by or subject to the approval of any state or federal regulatory authority. Upon any resignation or permitted removal of Agent, the Lenders (exclusive of Agent) shall have the right to appoint a successor Agent by majority vote of the other Lenders (based upon the Pro Rata Percentages of the other Lenders). Upon the acceptance of the appointment as a successor Agent hereunder by such successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, obligations and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder.

     8.13 ACTION ON INSTRUCTIONS OF LENDERS. With respect to any provision of this Agreement, or any issue arising thereunder, concerning which Agent is authorized to act or withhold action by direction of Lenders (including the Majority Lenders), Agent shall in all cases be fully protected in so acting, or in so refraining from acting, hereunder in accordance with written instructions signed by such Lenders. Such instructions and any action taken or failure to act pursuant thereto shall be binding on all Lenders and on all holders of the Revolving Loan Notes.

     8.14 SEVERAL OBLIGATIONS. The obligation of each Lender is several, and neither Agent nor any other Lender shall be responsible for the obligation and commitment of any other Lender.

     8.15 CONSENT OF LENDERS.

          (a) Except as expressly provided herein, Agent shall have the sole and exclusive right to service, administer and monitor the Revolving Loan and the Loan Documents, including without limitation, the right to exercise or refrain from exercising all rights, remedies, privileges and options under the Loan Documents, including without limitation the credit judgment with respect to the making of Advances and the determination as to the basis on which and extent to which Advances may be made and the determination as to whether draws should be honored for Letters of Credit, and the right to modify, waive or alter the terms of the Loan Documents and grant such indulgences, forbearances and other waivers as it shall determine.

          (b) Notwithstanding anything to the contrary contained in subparagraph (a) above, Agent shall not, without the prior written consent of all Lenders: (i) extend any payment date under the Revolving Loan Notes or the Commitment Termination Date, (ii) reduce any interest rate applicable to the Revolving Loan, any fee (other than the Agent Fee and issuance and other administrative fees for Letters of Credit) payable hereunder, (iii) increase the Revolving Loan Commitment or change the definition of the Collateral Coverage Base, (iv) release any obligor from the Obligations except in connection with termination of the Revolving Loan and full payment and satisfaction of all Obligations, (v) amend the definition of Majority Lenders, (vi) amend this
Section 8.15, (vii) knowingly waive for a period in excess of three (3) Business Days the requirement that Borrower deliver a Borrowing Base Certificate in accordance with Section 2.1(a)(ii) hereof, or (viii) release any of the Collateral except upon a sale thereof by Borrowers to the extent permitted by and subject to the terms of the Pledge Agreement.

          (c) Notwithstanding anything to the contrary contained in subparagraph (a) above, Agent shall not, without the prior written consent of the Majority Lenders: (i) modify or amend the financial covenants ("Financial Covenants") set forth in Sections 6.8, 6.9 and 6.10 hereof, (ii) fail to provide Borrowers, within 20 days after Agent's obtaining actual knowledge thereof, with notice of noncompliance by Borrowers with any of the Financial Covenants, (iii) knowingly waive or fail to enforce any Event of Default incident to noncompliance by Borrowers with the Financial Covenants or an Event of Default under Section 7.1 hereof, or (iv) fail to terminate all obligations of Lenders to make any further loans or other credit extensions under the Revolving Loan at any time after the declaration by Agent of an Event of Default incident to noncompliance by Borrowers with any of the Financial Covenants or of an Event of Default under Section 7.1 hereof.

          (d) Except to the extent provided in subpart (c) above, after an acceleration of the Obligations, Agent shall have the sole and exclusive right, after consultation (to the extent reasonably practicable under the circumstances) with all Lenders, to exercise or refrain from exercising any and all rights, remedies, privileges and options under the Loan Documents and available at law or in equity, including, without limitation, instituting and pursuing all legal actions brought against any

Borrower or to collect the Obligations, or defending any and all actions brought by any Borrower or other Person; or incurring expenses or otherwise making expenditures to protect the Revolving Loan, the Collateral or Lenders' rights or remedies.

          (e) To the extent Agent is required to obtain or otherwise elects to seek the consent of Lenders to an action Agent desires to take or omit to take, if any Lender fails to notify Agent, in writing, of its consent or dissent to any request of Agent hereunder within ten (10) days of such Lender's receipt of such request, such Lender shall be deemed to have given its consent thereto.

     8.16 PARTICIPATION AND ASSIGNMENTS: No Lender shall, voluntarily (other than to a successor in interest by operation of law or pursuant to a transfer of assets in connection with a business combination) or involuntarily transfer, assign, participate or otherwise set over all or any part of its share in the Revolving Loan other than to an affiliate, without the prior written consent of Agent, which consent shall not be unreasonably withheld.

     8.17 OTHER CREDIT FACILITIES OF LENDERS: (a) Each Lender other than PNC Bank, National Association ("PNC") acknowledges that Midlantic Bank, N.A. ("Midlantic"), PNC's predecessor in interest and which is deemed for all purposes hereof to be PNC, has heretofore made a mortgage loan to C/N Whiteland Limited Partnership I, which was assumed by SSI as evidenced by Mortgage Note dated March 28, 1985 in the original principal amount of $3,000,000, as amended to date (including by Note and Mortgage Modification Agreement dated April 24, 1992 between SSI and Midlantic) and secured by a mortgage and security interest in (A) certain real estate ("Realty") situate at 110-14 Summit Drive, West Whiteland Township, Chester County, PA, (B) all machinery, equipment, furniture and fixtures now or hereafter owned by SSI which are now or hereafter located at the Realty, and (C) all leases now or hereafter entered into with respect to all or any portion of the Realty and all rents related thereto (collectively, "PNC's Collateral"). Each such other Lender agrees that any amount at any time realized by PNC from or on account of PNC's Collateral may be retained by PNC for its own account and for application against the said mortgage loan (including any renewal or refinance of the balance thereof), and any lien which PNC now or hereafter obtains against the PNC Collateral in connection with or in the enforcement of the Revolving Loan shall be junior in lien and priority to any lien therein now existing or hereafter granted to or obtained by PNC in connection with said mortgage loan.

     (b) Each Lender further acknowledges that PNC has heretofore established for XL Vision, Inc. ("XL") a $6,000,000 revolving line of credit ("XL Revolver") secured by, inter alia, the guaranties of each Borrower. The parties further acknowledge that Borrowers may now have or hereafter establish with PNC or an affiliate of PNC one or more deposit or custodian accounts. PNC and each such other Lender agree that any amounts at any time realized by PNC, or an affiliate thereof, on behalf of PNC, by virtue of any set-off exercised at any time against or in the enforcement of any lien at any time obtained on said deposit or custodian accounts shall, notwithstanding in what capacity as against the Borrowers any such set-off is exercised or lien obtained, be first applied against the Revolving Loan and all other Obligations of Borrowers hereunder until paid in full before any thereof shall be applied against the principal balance of the mortgage loan referred to in subpart (a) above, or the XL Revolver.

Article 9.     MISCELLANEOUS PROVISIONS.

     Section 9.1    FEES AND EXPENSES.

     The Borrowers, jointly and severally, will promptly (and in any event within 30 days after receipt of an invoice or statement therefor) pay all reasonable costs of preparing and complying with this Agreement and of the performance by all of the Borrowers of and compliance by all of them with all agreements and conditions contained herein and in the other Loan Documents on their part to be performed or complied with (including, without limitation, all costs of filing or recording any assignment, financing statements and other documents), and the reasonable fees and expenses and disbursements of counsel to the Agent in connection with the preparation, execution and delivery, administration, interpretation, work-out and enforcement of this Agreement, the Notes, the Security Documents, the other Loan Documents and all other agreements, obligations, instruments and documents relating to this transaction. The Borrowers, jointly and severally, shall at all times protect, indemnify, defend and save harmless the Agent and each Lender from and against any and all claims, actions, suits and other legal proceedings (commenced or asserted by or against them), and liabilities, damages, costs, interest, charges, counsel fees and other expenses and penalties which any of them may, at any time, sustain or incur by reason of or in consequence of or arising out of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, the breach by Borrowers of any of their covenants contained herein and/or the enforcement by Agent of its rights and remedies herein and/or in the other Loan Documents, except and to the extent that Borrowers prove that such claim, action, suit, liability, etc. was caused by the gross negligence or willful misconduct or manifest bad faith of the Lender or Agent in question. The provisions of this Section 9.1 shall survive the payment of the Notes or any disposition thereof by any Lender and the termination of this Agreement.

     Section 9.2    TAXES.

     If, under any law in effect on the date of the closing of the Loan hereunder, or under any retroactive provision of any law subsequently enacted, it shall be determined that any Federal, state or local tax is payable in respect of the issuance of the Notes, or in connection with the filing or recording of any assignment, financing statements, or other documents (whether measured by the amount of indebtedness secured or otherwise) as contemplated by this Agreement, then the Borrowers will pay any such tax and all interest and penalties, if any, and will indemnify each Lender against and save it harmless from any loss or damage resulting from or arising out of the nonpayment or delay in payment of any such tax. If any such tax or taxes shall be assessed or levied against any Lender, such Lender may notify the Borrowers and make immediate payment thereof, together with interest or penalties in connection therewith, and shall thereupon be entitled to and shall receive immediate reimbursement therefor from the Borrowers. Notwithstanding any other provision contained in this Agreement, the covenants and agreements of the Borrowers in this Section 9.2 shall survive payment of the Notes and the termination of this Agreement.

     Section 9.3    PAYMENTS.

     All payments by the Borrowers on account of principal, interest and other charges (including any indemnities) shall be made to Agent at its Principal Office, in lawful money of the United States of America in immediately available funds, by wire transfer or otherwise, not later than 12:00 noon Philadelphia time on the date such payment is due. Any such payment made on such date but after such time shall, if the amount paid bears interest, be deemed to have been made on and interest shall continue to accrue and be payable thereon until the next succeeding Business Day. If any payment of principal or interest becomes due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension shall be included in computing interest in connection with such payment. All payments hereunder and under the Notes shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Notes (after withholding for or on account of (i) any present or future taxes, levies, imposts, duties or other similar charges of whatever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax (except those referred to in clause (ii) below) on or measured by the net income of the Bank pursuant to applicable federal, state and local income tax laws, and
(ii) deduction of an amount equal to the taxes on or measured by the net income of any Lender payable by such Lender with respect to the amount by which the payments required to be made under this sentence exceed the amounts otherwise specified to be paid in this Agreement and the Notes.

     Section 9.4 SURVIVAL OF AGREEMENTS AND REPRESENTATIONS; WAIVER OF TRIAL BY JURY.

     All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the Notes. EACH BORROWER AND LENDER IRREVOCABLY WAIVES TRIAL BY JURY AND THE RIGHT THERETO IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT, THE NOTES, THE SECURITY DOCUMENTS, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

     Section 9.5    LIEN ON AND SET-OFF OF DEPOSITS.

     As security for the due payment and performance of all the Obligations, each Borrower hereby grants to each Lender a lien on and security interest in any and all deposits or other sums at any time credited by or due from such Lender to such Borrower, whether in regular or special depository accounts or otherwise, and any and all monies, securities and other property of such Borrower, and the proceeds thereof, now or hereinafter held or received by or in transit to such Lender from or for such Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any such deposits, sums, monies, securities and other property, may at any time be set-off, appropriated and applied by Lenders against any of the obligations, indebtedness or liabilities hereunder, under the Notes and under the Security Documents, in each case for the ratable benefit of all Lenders, whether or not any of such obligation is then due or is secured by any collateral, or, if it is so secured, whether or not the collateral is considered to be adequate.

     Section 9.6    MODIFICATIONS, CONSENTS AND WAIVERS;
                    ENTIRE AGREEMENT.

     No modification, amendment or waiver of or with respect to any provision of this Agreement, the Notes, the Security Documents, or any of the other Loan Documents and all other agreements, instruments and documents delivered pursuant hereto or thereto, nor consent to any departure by any Borrower or Subsidiary from any of the terms or conditions thereof, shall in any event be effective unless it shall be in writing and signed by the Agent and then any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on any Borrower or Subsidiary in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances. This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.


     Section 9.7    REMEDIES CUMULATIVE.

     Each and every right granted to the Agent hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Agent to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of any Borrower's indebtedness, liabilities and obligations under the Notes and this Agreement shall be without regard to any counterclaim, right of offset or any other claim whatsoever which such Borrower may have against any Lender and without regard to any other obligation of any nature whatsoever which any Lender may have to such Borrower and no such counter-claim or offset shall be asserted by such Borrower in any action, suit or proceeding instituted by Agent for payment or performance of such Borrower's indebtedness, liabilities or obligation under the Notes, this Agreement, the Security Documents or otherwise.

     Section 9.8    FURTHER ASSURANCES.

     At any time and from time to time, upon the request of the Agent, the Borrowers shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Agent may reasonably request in order to fully effect the purposes of this Agreement, the Notes, the Security Documents, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Loan.

     Section 9.9    NOTICES.


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


          (a) All notices, requests, reports and other communications pursuant to this Agreement shall be in writing, either by letter (delivered by hand or sent by Certified mail, return receipt requested, except for routine reports which shall be by ordinary first class mail) or by telegram or telecopy, and, addressed as follows:

            (i)     If to any Borrower:

                    800 The Safeguard Building
                    435 Devon Park Drive
                    Wayne, PA  19087

                    Attention: Michael W. Miles,
                               Vice President/Controller

                    Telecopy No.: (610) 293-0601

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


           (ii)     If to Agent or any Lender:

                    c/o PNC Bank, National Association
                    Valley Forge Regional Banking Center
                    1000 Westlakes Drive, Suite 200
                    Berwyn, PA  19312

                    Attention: Mark E. Bevilacqua,
                               Vice President

                    Telecopy No.:  (610) 725-5799

                    With copies to:

                    Blank Rome Comisky & McCauley
                    1200 Four Penn Center Plaza
                    Philadelphia, PA 19103
                    Attention: Bradley D. O'Brien, Esquire

                    Telecopy No.:  (215) 569-5555

                    PNC Bank, National Association
                    One PNC Plaza, 4th Floor
                    Multi-Bank Loan Administration
                    249 5th Avenue
                    Pittsburgh, PA  15222
                    Attention: Arlene Ohler

                    Telecopy No.: (412) 762-8672

Any notice, request or communication hereunder shall be deemed to have been given on the day on which it is delivered by hand to such party at its address specified above, or, if sent by mail, on the third Business Day after the day deposited in the mail, postage prepaid, or in the case of telegraphic notice, when delivered to the telegraph company, addressed as aforesaid, or, if by telecopy, when transmitted. Any party may change the person or address to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

          (b) Each of the Borrowers hereby revocably appoints SSI as its agent to give and receive any notice, request, report and other communication pursuant to this Agreement, and for such other purposes as are provided for herein. Each of the Borrowers agrees that the Agent may rely and act upon, without any investigation or inquiry as to the authority or power to give, or accuracy or reasonableness of, and each of the Borrowers will be unconditionally and irrevocably bound and obligated by any


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


instructions, notice, request, report or other communications given by SSI to the Bank.

     Section 9.10   COUNTERPARTS.

     This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Section 9.11   CONSTRUCTION; GOVERNING LAW; JURISDICTION.

     The headings used in this Agreement are for convenience only and shall not be deemed to constitute a part hereof. All uses herein of the masculine gender or of the feminine or neuter gender or plural or singular terms includes the other as the context may require. This Agreement, the Notes, the Security Documents, the other Loan Documents and all other documents and instruments executed and delivered in connection herewith and therewith, shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania applicable to contracts executed and to be performed therein. The Borrowers and each Lender hereby irrevocably consent to the jurisdiction of the Courts of Common Pleas of the Commonwealth of Pennsylvania and of the United States District Court for the Eastern District of Pennsylvania in any and all actions and proceedings in connection with this Agreement, the Notes or the Security Documents and irrevocably consent, in addition to any method of service of process permissible under applicable law, to service of process by certified mail, return receipt requested to the addresses of Borrowers as set forth herein and the address of Lenders set forth on the signature page hereto. The Borrowers and Lenders agree that in any action or proceeding brought by them in connection with this Agreement or the transactions contemplated hereby, exclusive jurisdiction shall be in the courts of the Courts of Common Pleas of the Commonwealth of Pennsylvania, and the United States District Court for the Eastern District of Pennsylvania.

     Section 9.12   SEVERABILITY.

     The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by any Borrower with any of them shall not excuse non-compliance by any Borrower with any other.

     Section 9.13   BINDING EFFECT; NO ASSIGNMENT OR DELEGATION.

     This Agreement shall be binding upon and inure to the benefit of each Borrower, Agent and each Lender, and its successors and permitted assignees. The rights and obligations of each Borrower under this Agreement shall not be assigned or delegated without the prior written consent of all Lenders, and any purported assignment or delegation without such consent shall be void.

     Section 9.14   JOINT AND SEVERAL OBLIGATIONS.

          (a) All of the indebtedness, liabilities and obligations of the Borrowers under this Agreement and the Loan Documents shall be the joint and several obligations of the Borrowers.

          (b) Each Borrower agrees that the Agent may, in its discretion, without affecting or modifying the joint and several obligations of each Borrower for all of the Indebtedness, liabilities and obligations under this Agreement and the Loan Documents including, without limitation, the Obligations,
(i) release, discharge, compromise or settle with, or grant indulgences to, refuse to proceed or take action against, any one or more of the Borrowers with respect to their respective obligations under this Agreement, including, without limitation, the Obligations, (ii) release, surrender, modify, impair, exchange, substitute or extend the period or duration of time for the performance, discharge or payment of, refuse to enforce, compromise or settle its Lien against, any and all deposits and other property or assets on which the Agent or any Lender, may have a Lien or which secures any of the Indebtedness, liabilities and obligations, including without limitation, the Obligations of any Borrower under this Agreement, (iii) amend, modify, alter or restate, in accordance with their respective terms, this Agreement or any of the Loan Documents or otherwise, accept deposits or other property from, or enter into transactions of any kind or nature with, any one or more of the Borrowers, and
(iv) disburse all or part of the proceeds of the Loan as instructed by SSI as agent for all of the Borrowers, without inquiry or investigation of any kind by the Bank as to the use of such proceeds (each Borrower confirms that it will be directly or indirectly benefitted by each and every Revolving Loan Advance and any and all other advances under this Agreement or any of the Loan Documents).


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


     Section 9.15   THIRD PARTY.

     No rights are intended to be created hereunder for the benefit of any Third Party donee, creditor or incidental beneficiary.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                         PNC BANK, NATIONAL ASSOCIATION, as Agent,
                              Lender and Issuer


                         By: /s/ Mark E. Bevilacqua
                             -------------------------------
                              Vice President

                         CORESTATES BANK, N.A.


                         By: /s/ Michael R. Bailey
                             -------------------------------
                              Vice President

                         Address:  Great Valley Corporate Center
                                   55 Valley Stream Parkway, Suite 200
                                   Malvern, PA  19355
                                   Attn:  Michael Bailey
                                          Vice President

                         Facsimile No:  610-251-5929



                         FIRST BANK, NATIONAL ASSOCIATION


                         By: /s/ Mark N. Olmon
                             -------------------------------
                              Vice President

                         Address:  1st Bank Place
                                   601 2nd Avenue South, 7th Avenue
                                   Minneapolis, MN  55402-4302
                                   Attn:  Mark Olmon,
                                          Vice President

                         Facsimile No:  612-973-0825



                       [Signatures continued on next page]

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


                    [Signatures continued from previous page]


                         MELLON BANK, N.A.


                         By: /s/ Ronald J. Bucci
                             ---------------------------
                         Address:  Mellon Bank Center
                                   Corporate Banking, 7th Floor
                                   1735 Market Street
                                   Philadelphia, PA  19106
                                   Attn:  Ronald J. Bucci

                         Facsimile No: (215) 553-4899


                         SAFEGUARD SCIENTIFICS, INC., a
                         Pennsylvania corporation


                         By: /s/ Michael W. Miles
                             -------------------------------
                              VP/Corporate Controller

                         Attest: /s/ Deirdre Blackburn
                                 ---------------------------
                                   Assistant Secretary

                         SAFEGUARD SCIENTIFICS (DELAWARE) INC., a
                         Delaware corporation


                         By: /s/ Michael W. Miles
                             -------------------------------
                              Assistant Treasurer

                         Attest: /s/ Deirdre Blackburn
                                 ---------------------------
                                   Assistant Secretary

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